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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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THE MIDDLEBY CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
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1400 Toastmaster Drive
Elgin, Illinois 60120

March 29, 2018

Dear Stockholder:

You are hereby notified that the Annual Meeting of Stockholders (the "Meeting") of The Middleby Corporation (the "Company," "we," or "our") will be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Tuesday, May 8, 2018, for the following purposes:

(1)
To elect seven directors to hold office until the 2019 Annual Meeting.

(2)
To consider and act on a proposal to ratify the selection of Ernst & Young LLP as independent public accountants of the Company for the current fiscal year ending December 29, 2018.

(3)
To hold an advisory vote on executive compensation.

(4)
To consider and act on a stockholder proposal regarding ESG reporting.

(5)
To transact such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 16, 2018, as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting.

The Securities and Exchange Commission has adopted rules for the electronic distribution of proxy materials. We have elected to provide access to our proxy materials and 2017 Annual Report on the Internet instead of sending a full set of printed proxy materials. We believe that this process will provide you with prompt access to our proxy materials, lower our costs of printing and delivering proxy materials and minimize the environmental impact of printing paper copies. You should have already received the Notice of Internet Availability of Proxy Materials with instructions on how to access the proxy materials and vote. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials set forth on the Notice of Internet Availability of Proxy Materials.

The rules of the Securities and Exchange Commission permit us to deliver one Notice of Internet Availability of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice of Internet Availability of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials, as requested, to any stockholders at the shared address to which a single copy of the notice was delivered. If you prefer to receive separate copies of the Notice of Internet Availability of Proxy Materials, contact Broadridge Financial Solutions, Inc. at 866-540-7095 or in writing at Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices of Internet Availability of Proxy Materials for your household, please contact Broadridge Financial Solutions, Inc. at the above phone number or address.

You are invited to attend the Meeting in person. If you attend the Meeting in person, you may vote your shares by bringing valid photo identification and delivering your completed proxy card or ballot at the Meeting. Please note that if you hold your shares through a bank, broker or other nominee, you must also bring a form of legal proxy, which you must request from such nominee, in order to vote at the Meeting.

Your vote is important to us.    Whether or not you plan to attend the Meeting in person, we urge you to return your proxy promptly in accordance with the following instructions. If you own shares in your own name, you may vote in one of the following ways: (i) visit the website shown on your Notice of Internet Availability of Proxy Materials or proxy card to vote electronically via the Internet, (ii) by telephone, pursuant to the instructions on the proxy card or (iii) if you requested printed proxy materials, by signing and returning the proxy card using the postage-paid envelope provided.

Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability of Proxy Materials. Any Notices of Internet Availability of Proxy Materials that are returned will not be counted. If you own shares through a bank, broker or other nominee, please execute your vote by following the instructions provided by such nominee.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

1400 Toastmaster Drive
Elgin, Illinois 60120

2018 ANNUAL MEETING OF STOCKHOLDERS
May 8, 2018
PROXY STATEMENT

GENERAL

This Proxy Statement and the accompanying proxy are furnished to stockholders of The Middleby Corporation (the "Company," "we" or "our") in connection with the solicitation of proxies by the Company's Board of Directors (the "Board") for use at the 2018 Annual Meeting of Stockholders (the "Meeting") to be held at the Company's principal executive offices located at 1400 Toastmaster Drive, Elgin, Illinois 60120, at 10:30 a.m., local time, on Tuesday May 8, 2018, for the purposes set forth in the accompanying Notice of Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement and related materials included herewith, and the Company's Annual Report to Stockholders for the fiscal year ended December 30, 2017, are being distributed or made available to stockholders on or about March 29, 2018.

Stockholders of record at the close of business on March 16, 2018 (the "Record Date"), are entitled to notice of and to vote at the Meeting. On such date there were 55,710,124 outstanding shares of common stock, par value $0.01 per share, of the Company ("Common Stock"). In deciding all questions, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share held on the Record Date.

Stockholders who are entitled to vote at the Meeting may vote by proxy pursuant to the following methods: (i) stockholders who own shares in their own name may vote in person at the Meeting by bringing valid photo identification and delivering their proxy card or ballot at the Meeting, or by mail, telephone, pursuant to the instructions on the proxy card or electronically via the Internet, pursuant to the instructions on the Notice of Internet Availability of Proxy Materials, or (ii) stockholders who own shares through a bank, broker or other nominee should follow the instructions provided by such nominee.

The election inspectors appointed for the Meeting will determine the presence of a quorum and tabulate the votes cast by proxy or in person at the Meeting. The presence, in person or represented by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Meeting is necessary to constitute a quorum. A quorum is necessary for the transaction of business at the Meeting. Abstentions and broker non-votes will be included in determining the presence or absence of a quorum. Generally, broker non-votes occur on a proposal when a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter or when a broker has such discretionary authority but does not exercise such discretion.

Election of each individual director requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

Approval of the proposal to ratify the Company's appointment of independent public accountants, the non-binding advisory vote on executive compensation and the proposal regarding ESG reporting require the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For purposes of these proposals, abstentions and broker non-votes will not count as a vote cast either FOR or AGAINST approval of such proposal (as applicable), and thus will have no effect on the outcome of the vote on such proposals.

Properly executed proxies will be voted in the manner directed by the stockholders. If no direction is made, such proxies will be voted as follows:

  •
  "Proposal No. 1—Election of Directors"; FOR the election of each of the named nominees as a director of the Company;

  •
  "Proposal No. 2—Ratification of Selection of Independent Public Accountants"; FOR the ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 29, 2018;

  •
  "Proposal No. 3—Advisory Vote on Executive Compensation"; FOR the approval, by an advisory vote, of the 2017 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); and

  •
  "Proposal No. 4—Stockholder Proposal Regarding ESG Reporting"; AGAINST the stockholder proposal regarding ESG reporting.

Any proxy may be revoked by the stockholder at any time prior to the voting thereof by notice in writing to the Secretary of the Company, either prior to the Meeting (at the above Elgin address) or at the Meeting if the stockholder attends in person. A later dated proxy will revoke a prior dated proxy. As of the date of this Proxy Statement, the Board knows of no other business which will be presented for consideration at the Meeting. If other proper matters are presented at the Meeting, however, it is the intention of the proxy holders named in the enclosed form of proxy to take such actions as shall be in accordance with their best judgment.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Seven persons have been nominated to serve as a director until the 2019 Annual Meeting of Stockholders and until their successors shall be duly elected and qualified or until their earlier death, resignation or removal. The following persons have been nominated:

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Selim A. Bassoul	61	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, Middleby Marshall Inc. ("MM"), since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, an affiliate of the Company, from 1996 to 1999.	2001

		Mr. Bassoul's extensive experience at the subsidiary and corporate level of the Company and his day to day leadership as CEO of the Company provide the Board with intimate knowledge and an invaluable perspective regarding the Company's operations, challenges and business strategy.
Sarah Palisi Chapin	56
		President and Chief Executive Officer of Chapin Creative, LLC, a business incubation, strategy and marketing advisory firm, since 2016. Director of Yummy Spoonfuls, an organic baby and toddler food company, since 2014. Chief Executive Officer and board member of Hail Merry, a marketer and manufacturer of gluten-free vegan, raw oil and refrigerated dessert snacks, from 2009 to 2016. Director of Caribou Coffee Company, Inc., from 2007 to 2013. Partner in The Chain Gang, a restaurant investment consultancy and advisory practice, from 2004 to 2009. Chief Executive Officer of Enersyst Development Center from 1995 to 2003. Vice President of Worldwide Business Strategy of Burger King Corporation from 1990 to 1995.	2013

		Ms. Chapin brings more than three decades of experience in the food service and food processing industries, including a comprehensive understanding of strategy, franchising, commercial kitchen technology, brand management, product development, marketing, operational excellence, market expansion and acquisition strategy.

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Robert B. Lamb	76	Special Adjunct Professor of Management at the Leonard N. Stern School of Business at New York University from 2011 to 2017; Clinical Professor of Management from 1977 to 2011. Has served as adviser to U.S. and foreign corporations, commercial banks, investment banks and government agencies. Director of Bondholders Communication Corporation. Member of the Board of Editors, The Municipal Finance Journal, since 1985.	2005
		Mr. Lamb's expertise in domestic and international economics provides valuable insight into current economic trends and international business opportunities.
Cathy L. McCarthy	70
		Chairman of PixCell, Inc., a firm developing injectable skin graft technology, since 2017. Founder and Board member of Recros Medica, Inc., a clinical stage medical device company, founded in 2014. Chairman, SRG Instruments, a medical device firm, since 2013. Partner, SRGI Holdings since 2013. President and Chief Executive Officer of Cross Tack, Inc., a strategy consulting firm, since 2011. Chief Executive Officer and President of SM&A, a competition management and program services company representing major aerospace and defense clients, from 2007 to 2011. Chief Operating Officer and President of SM&A from 2005 to 2007. Chief Financial Officer and Corporate Secretary of SM&A from 2001 to 2006.	2015

		Ms. McCarthy's operating experience as a Chief Executive Officer and a Chief Financial Officer of numerous private and public companies combined with her extensive background in strategy, mergers and acquisitions, financial reporting and internal controls provide the Board with valuable strategy and financial oversight capabilities.
John R. Miller III	77	Chairman and Chief Executive Officer of EOP, Inc., publisher of special market trade magazines from 1968 to 2016; Sales Manager, Procter & Gamble, Packaged Soap Division, 1964 to 1968. Director Emeritus of First National Bank of Long Island and its holding company, the First of Long Island Corporation.	1978
		Mr. Miller's marketing background and knowledge of diversity issues is valuable in Board discussions regarding new product introductions, overall marketing strategy and employee matters.

Name	Age	Principal Occupation(s) During Past Five Years and Other Public Directorships	Director of Company or Predecessor Since
Gordon O'Brien	52	Managing Partner at Cannon Capital since 2017. President of Specialty Finance and Operations of American Capital Strategies from 2008 to 2017. Principal and Managing Director of American Capital Strategies from 1998 to 2008. Vice President of Pennington Partners/PENMAN Partners, a private equity firm, from 1995 to 1998. A board member of numerous private companies as a representative of American Capital Strategies.	2005

		Mr. O'Brien's extensive experience with capital markets and acquisition strategy as well as his experience as a director on numerous other boards are valuable in Board discussions regarding the Company's capital structure, liquidity needs and acquisition strategy.
Nassem Ziyad	52	Chief Operating Officer of Ziyad Brothers Importing, a leading distributor and global marketer of a diverse portfolio of food products, representing multinational customers such as Nestle, Kraft and Bel, founded in 1966. A board member of Jimmy's Healthy Food Inc., since 2016.	2017

		Mr. Ziyad's extensive experience in marketing, branding and financial management of food products throughout the world is valuable in Board discussions regarding food manufacturing, cross border trade, operations, brand management and marketing.

Each of the nominees has consented to serve as a director if elected. The Board knows of no reason why any of the foregoing nominees will be unavailable to serve, but, in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board may recommend.

Vote Required for Approval; Board Recommendation

Election of each individual director nominee requires the vote of a majority of the votes cast at the Meeting by holders of shares present in person or represented by proxy and entitled to vote at the Meeting. For the election of directors, abstentions and broker non-votes will not count as a vote FOR nor a vote AGAINST a nominee and thus will have no effect on the outcome of the vote.

The Board adopted a policy on May 14, 2013, which requires any director who does not obtain a majority of votes cast in an uncontested election to promptly tender his or her resignation to the Chairman of the Board for consideration by the Board. The Nominating Committee will then consider the resignation and recommend appropriate action to the Board. The Board is required to take formal action on the Nominating Committee's recommendation no later than 90 days following the date of the stockholders' meeting at which the election of directors occurred. In considering the Nominating Committee's recommendation, the Board shall consider the information, factors and alternatives considered by the Nominating Committee and such additional information, factors and alternatives as the Board deems relevant. Following the Board's decision on the Nominating Committee's recommendation, the

Company, within four business days after such decision is made, shall publicly disclose, in a Form 8-K filed with the Securities and Exchange Commission, the Board's decision, together with an explanation of the process by which the decision was made and, if applicable, the Board's reason or reasons for rejecting the tendered resignation.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" EACH OF THE ABOVE NAMED NOMINEES AS A DIRECTOR OF THE COMPANY.

Committees; Board Meetings

The Board held four in-person meetings during the fiscal year ended December 30, 2017, and each director attended at least 75% of all Board and applicable committee meetings. Although the Company does not have a formal attendance policy, the Company encourages all directors to attend its annual meeting of stockholders. All of the Company's directors attended the 2017 Annual Meeting of Stockholders. Current directors, Mmes. Chapin and McCarthy and Messrs. Lamb, Miller, O'Brien and Ziyad, have been determined by the Board to be "independent directors" as such term is defined under Rule 5605(a)(2) of The NASDAQ Stock Market LLC ("NASDAQ"). The Board is comprised of a majority of independent directors. The Company currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

Audit Committee

The Company's standing Audit Committee was established in accordance with Section (3)(a)(58)(A) of the Securities Exchange Act of 1934, as amended. During the fiscal year ended December 30, 2017, the Audit Committee was comprised of Ms. McCarthy (Chairperson) and Messrs. Lamb, O'Brien and Ziyad, and met in-person four times for the purposes of (i) approving the selection of the Company's independent auditor; (ii) reviewing the arrangements for and scope of the audit and pre-approving permitted non-audit services; (iii) reviewing the Company's interim and annual financial statements or other results of the audit; (iv) reviewing the Company's internal accounting procedures and controls and the recommendations of the Company's independent auditor; and (v) reviewing the external audit process. Mr. O'Brien became a member of the Audit Committee in the second quarter of 2017. Mr. Ziyad became a member of the Audit Committee in the fourth quarter of 2017. Ms. McCarthy and Mr. O'Brien have been determined by the Board to be financially sophisticated as required by NASDAQ Rule 5605(c)(2) and to be "audit committee financial experts" as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC. All of the members of the Audit Committee have been determined by the Board to meet the additional independence criteria set forth in NASDAQ Rule 5605(c)(2). The Audit Committee has a written charter which was approved by the Board on March 4, 2003, and modified as of February 25, 2004, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Compensation Committee

During the fiscal year ended December 30, 2017, the Compensation Committee met in person four times and was comprised of Messrs. Miller (Chairperson) and O'Brien and Ms. Chapin. The function of the Compensation Committee is to make recommendations concerning the compensation of the Chairman of the Board, the President and CEO, and other executive officers of the Company. The Compensation Committee is also responsible for administering and making grants to executive officers under the Company's 2011 Long-Term Incentive Plan (the "LTIP") and administering the Value Creation Incentive Plan (the "VCIP"), including the establishment and certification of performance goals. All of the members of the Compensation Committee have been determined by the Board to be independent as defined under applicable NASDAQ listing standards. The Compensation Committee has a written charter which was effective as of June 28, 2013, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Nominating Committee

During the fiscal year ended December 30, 2017, the Nominating Committee met two times and was comprised of Mmes. Chapin (Chairperson) and McCarthy and Mr. Miller. The Nominating Committee discusses, reviews and evaluates potential director candidates and recommends potential director candidates to the Board for election by the stockholders or appointment to the Board, as the case may be, pursuant to the Bylaws. The Board then considers the potential director candidates who have been recommended by the Nominating Committee. In identifying and selecting director candidates, the Nominating Committee and the Board consider a variety of factors, including, but not limited to, a candidate's experience, skills, expertise, diversity, personal and professional integrity, character, business judgment, time availability in light of other commitments, dedication, conflicts of interest and such other relevant factors that the Nominating Committee considers appropriate in the context of the needs of the Board. The Nominating Committee has a written charter which was effective as of February 22, 2013, and is currently available in the "Investor Relations" section of the Company's website, located at www.middleby.com.

Because the Company's stockholders rarely, if ever, have recommended potential director candidates, the Nominating Committee and the Board do not have a formal policy at this time for consideration of potential director candidates recommended by the Company's stockholders, but the Nominating Committee will give due consideration to any and all such candidates under the same criteria as internally generated candidates.

Board Leadership Structure

The business of the Company is managed under the direction of the Board, in the interest of the stockholders. The Board delegates its authority to management for managing the day to day activities of the Company. The Board requires that management review major actions and initiatives with the Board prior to implementation.

The lead independent director acts as an intermediary between the Board and senior management. Among other things, the lead independent director is responsible for facilitating communication among directors and between the Board and the CEO, working with the CEO to provide an appropriate information flow to the Board and serving as chairman of the executive sessions of the independent directors at each formal Board meeting.

Executive sessions of the independent directors are held in conjunction with regularly scheduled meetings of the Board and as otherwise deemed necessary. Mr. O'Brien has served as lead independent director of the Board since March 2010.

The Company believes the positions of Chairman of the Board and CEO should currently be held by the same person. The Company has adopted a counterbalancing governance structure, including:

  •
  a designated lead independent director;

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  a Board entirely composed of independent members, with the exception of Mr. Bassoul, the Company's CEO;

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  committees comprised entirely of independent directors; and

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  established governance and ethics guidelines.

Board Compensation Structure

Under our Board compensation policy, during the fiscal year ended December 30, 2017, each nonemployee director received an annual retainer of $65,000, with the respective Lead, Audit and Compensation Committee Chairpersons receiving an additional $15,000 annual retainer and the Nominating Committee Chairperson receiving an additional $5,000 annual retainer. No additional meeting fees are paid to our nonemployee directors or our directors who are also officers of the Company. Compensation paid to our nonemployee directors in 2017 is shown in the Director Compensation for Fiscal Year 2017 table appearing on page 36.

The Company believes that having quality nonemployee directors is critical to our success. Nonemployee directors represent the interests of our stockholders, and they contribute their experience and wisdom to guide our Company, our strategy and our management. The Board believes that compensation for directors should reflect the work required in both their ongoing oversight and governance role, and their continuous focus on driving long-term performance and stockholder value.

The Compensation Committee, consisting solely of independent directors, has the primary responsibility for reviewing director compensation and considering any changes in how we compensate our directors. The full Board reviews the Compensation Committee's recommendations and determines the amount of director compensation. The Compensation Committee is empowered to engage outside advisors, experts, and others to assist it. The Compensation Committee periodically reviews assessments prepared by outside consultants that the Compensation Committee has engaged in order to gain an understanding of current market levels of compensation being paid for board service and to gauge current practices with respect to the forms of director compensation currently in use.

In November 2017, the Compensation Committee engaged Aon plc ("Aon") as its independent compensation consultant, and Aon conducted a director compensation assessment. The peer group that Aon used for this director compensation assessment is the same updated peer group that it used for its 2017 executive compensation assessment, and consisted of companies that are a similar size to the Company and that are aligned with the Company's long-term outperformance. The assessment analyzed peer company director compensation levels and practices, evaluated the competitiveness of the Company's director compensation program and described recent market trends in director compensation. As part of its assessment, Aon analyzed the Company's director compensation relative to the peer group.

The Compensation Committee used this information as a factor and considered market practices and the Company's long-term performance in evaluating the Company's director compensation. Based on this information and the Compensation Committee's judgment, the Compensation Committee recommended to the full Board that effective for 2018, each nonemployee director receive an annual retainer of $100,000, with the respective Lead, Audit and Compensation Committee Chairpersons receiving an additional $15,000 annual retainer and the Nominating Committee Chairperson receiving an additional $5,000 annual retainer. This recommendation situates the compensation of the Company's directors in the 75th percentile when compared to the peer group. No additional meeting fees will be paid to our nonemployee directors or our directors who are also officers of the Company.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board regularly reviews information regarding the Company's credit, liquidity and operations, as well as the risks associated with each. While the Board has general oversight responsibility for risk at the Company, the Board has delegated some of its risk oversight duties to Board committees. The Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks and evaluates the internal control framework of the Company. The Nominating Committee is responsible for recommending to the Board individuals qualified to serve as directors of the Company. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.

It is the role of management to present material risks in a clear and understandable manner as part of its broader responsibility to keep the Board well informed on all matters of significance to the Company. The Company believes that its current leadership structure facilitates this clear delineation of responsibility with respect to its risk management process. The combined role of CEO and Chairman of the Board is an effective structure for the Board to understand the risks associated with the Company's strategic plans and objectives. Additionally, maintaining an independent Board with a lead independent director permits open discussion and assessment of the Company's ability to manage these risks.

Stockholder Communications With the Board

The Board has adopted the following procedure for stockholders and other interested parties to communicate with the Board. All such communications should be sent by email to the Chairman of the Board at the address found on the Company's website, www.middleby.com, or by regular mail to the Chairman of the Board at the Company's principal executive offices in Elgin, Illinois. The Chairman of the Board will collect and organize all such communications, deleting any sales or other solicitations and any communications which contain offensive material. A summary of the communications received will be periodically provided to the Board, which will determine the disposition of any such communication.

EXECUTIVE OFFICERS

The following is a summary of the professional experience of the executive officers of the Company:

Name	Age	Principal Occupation(s) During Past Five Years
Selim A. Bassoul	61	President, Chief Executive Officer and Chairman of the Board of the Company and its principal subsidiary, MM, since December 23, 2004. President and Chief Executive Officer of the Company and MM from 2001 to 2004. Chief Operating Officer of the Company and MM from 2000 to 2001. Group President of Middleby Cooking Systems Group from 1999 to 2000. President of Southbend, an affiliate of the Company, from 1996 to 1999.
Timothy J. FitzGerald	48
		Vice President and Chief Financial Officer of the Company and MM since May 2003. Vice President and Corporate Controller of the Company and MM from February 2000 to May 2003. Corporate Controller of the Company and MM from November 1998 to May 2003.
David Brewer	61
		Chief Operating Officer of the Company's Commercial Foodservice Equipment Group since March 2009. President, Pitco Frialator, Inc., from July 2007 to March 2009. President, Lantech North America, from June 2005 to July 2007. Vice President of Global Supply Chain, YUM!, from March 2002 to June 2005.
Martin M. Lindsay	53	Corporate Treasurer and Assistant Secretary of the Company and MM since February 2002. Assistant Treasurer of the Company and MM from March 1999 to February 2002.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis ("CD&A") describes the material elements of compensation for the Company's executive officers identified in the Summary Compensation Table as the "Named Executive Officers." The CD&A also provides analysis with respect to the compensation disclosed in the tables that follow.

The Compensation Committee during the course of 2017 was composed of the following outside directors, each of whom is "independent" in accordance with the NASDAQ governance rules: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin. The Compensation Committee is appointed by, and responsible to, the Board for making recommendations to the Board and approving, where appropriate, all matters related to executive and non-employee director compensation.

Executive Summary

We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. As described in this CD&A, our compensation program is designed to reward our Named Executive Officers for the achievement of short-term and long-term financial goals. This summary contains a discussion of our 2017 performance, our 2017 executive compensation highlights, and our prior year say-on-pay results.

2017 Company Performance

The executive team led by Mr. Bassoul, our CEO, has driven the performance of the Company, outperforming its peers in many respects. For example, our five year financial performance on Total Shareholder Return ("TSR") and Earnings Per Share ("EPS") was significantly above the peer group median. The peer group for this purpose is the Proxy Peer Group as discussed below on page 19. On a one-year basis (FYE 2017), the Company's TSR was 4.8% versus the Proxy Peer Group median TSR of 29.5%. Over the same period, the Company's EPS growth was 5.6% versus the Proxy Peer Group median EPS of 13.1%. On a three-year basis (FYE 2015—FYE 2017), the Company's TSR was 36.2% versus the Proxy Peer Group median TSR of 44.1%. Over the same period, the Company's EPS growth was 54.7% versus the Proxy Peer Group median EPS growth of 10.6%. On a five-year basis (FYE 2013—FYE 2017), the Company's TSR was 215.8% versus the Proxy Peer Group median TSR of 111.8% and the Company's EPS growth was 139.1% versus the Proxy Peer Group median EPS growth of 65.3%.

Note: TSR reflects annual rates of return reflecting stock price appreciation plus reinvestment of dividends (calculated monthly) and the compounding effect of dividends paid on reinvested dividends.

The chart below highlights the Company's financial performance over a ten-year period:

In addition to the financial achievements described and highlighted graphically above, other notable accomplishments in 2017 included:

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  Record net sales of $2.336 billion, an increase of 3.0% over 2016.

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  Record net earnings of $298 million, an increase of 4.9% over 2016.

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  Record operating cash flow of $304 million, an increase of 3.5% over 2016.

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  Repurchased 1.8 million shares of Common Stock under the Company's stock repurchase program.

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  Reorganized domestic sales organization for the Commercial Foodservice Equipment Group to reposition and strategically align independent sales representation to improve coverage, strengthen sales representation, enhance customer connectivity and increase ease of doing business. This initiative was in an effort to leverage the strength of the comprehensive portfolio of brands and technologies, which has grown significantly through acquisition over the recent years.

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  Continued execution of acquisition integration initiatives at the Residential Kitchen Equipment Group resulting in strong improvements to profitability and strategic positioning for sustained long-term growth. These initiatives included integration efforts related to U.S. distribution operations and the AGA Rangemaster acquisition that will increase long-term profitability.

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  Significantly expanded the global products solutions capability of the Company's commercial food processing segment with the acquisitions of CVP Systems, Burford Corporation, Scanico A/S and Hinds-Bock Corporation.

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  Significantly added to the Company's portfolio of leading commercial foodservice brands with the acquisitions of Bear Varimixer, Sveba Dahlen Group, Globe Food Equipment Company and QualServ Solutions, LLC.

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  Created the capability to develop solutions for customers regarding operational automation with the acquisition of L2F Inc.

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  Purchased the "Viking" tradename for use in Canada, which allows for the Company's use of the Viking tradename worldwide.

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  Continued development and introduction of new and industry leading innovations across all business segments, including products that increase energy efficiency, reduce water consumption, increase speed of cooking, reduce food waste and provide labor savings.

Highlights of 2017 Compensation Program

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  Our compensation opportunity mix for 2017 was a combination of base salary, annual cash bonus and long-term incentive awards delivered in the form of performance-based equity grants. Beginning in 2014, based in part on feedback from our stockholder outreach initiative, the Compensation Committee granted one-year performance-based equity incentive awards to both the CEO and CFO. The long-term incentive awards granted to our Named Executive Officers are 100% performance-based. The one-year performance measures utilized for the CEO and CFO awards in 2017 enable the Compensation Committee to adapt the program for these key officers to current financial goals and conditions.

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  The 2017 annual cash bonus plan and equity incentive awards focus on increasing both earnings before interest, taxes, depreciation and amortization ("EBITDA") and EPS, without encouraging unnecessary or excessive risk-taking. EBITDA is not a GAAP measure. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" of our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, for additional information on our EBITDA. For purposes of the compensation program, we define EPS as actual fiscal 2017 earnings per share, excluding any unusual charges related to acquisitions or restructuring, reported on a diluted basis. Please refer to the Income Statement Data in "Item 6—Selected Financial Data" and Note 3(q) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017, for additional information on our EPS. The Compensation Committee and management have continually reviewed and considered other performance metrics, but have determined for 2017 that EBITDA and EPS directly link to the Company's business strategy, are measures by which the Company is commonly evaluated externally by analysts and investors, and are the best indicators of the Company's financial and operational performance.

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  As described below, on March 22, 2017, and March 29, 2017, respectively, the Company made awards of performance-based restricted stock to Messrs. Bassoul and FitzGerald pursuant to the terms of the LTIP. The shares of restricted stock are earned based on the level of EBITDA and EPS growth achieved over a one-year time period. The Company strives to make performance goals rigorous yet attainable. Actual performance in 2017 fell below targets (and, accordingly, the 2017 grants did not vest and were forfeited back to the Company) which, combined with the Company's large portion of at-risk compensation, resulted in a decrease in our executive officers' total 2017 compensation. These events underscore the Company's guiding principle that stockholder interests are best represented when at-risk compensation is truly at-risk.

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  As discussed and illustrated in the description of Compensation Programs, Objectives and Philosophy below, the compensation structure for our Named Executive Officers reflects our pay for performance philosophy as evidenced by the following:

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  Equity incentive awards in recent years have been made solely in the form of performance-based restricted stock; and

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  Fixed compensation (base salary) is a small portion of total target direct compensation paid to the Named Executive Officers while variable pay (compensation that is "at risk" based on performance) comprises a large portion of total target direct compensation paid to the Named Executive Officers.

Because of its desire to reinforce a performance-based culture and high-growth strategy, the Company emphasizes a pay mix that is comprised primarily of variable pay. As such, base salary makes up the smallest portion of total target direct compensation for the CEO and CFO, with variable pay in terms of annual cash bonus and equity incentives accounting for the remaining portion. The mix varies by position, taking into account each position's ability to influence results. The following charts provide the 2017 mix for target total compensation for the CEO and CFO as set by the Compensation Committee:

2017 Target Compensation

Selim A. Bassoul	Timothy J. FitzGerald

Messrs. Bassoul's and FitzGerald's 2017 performance-based restricted stock awards did not vest and each officer received no annual cash bonus because actual performance in 2017 was below the Compensation Committee's rigorous targets. This result demonstrates that the Compensation Committee believes that challenging performance goals ensure a strong link between pay and performance and serve to align Named Executive Officers' and stockholders' interests.

Prior Year Say on Pay Results

At the May 9, 2017 stockholders' meeting, the "Advisory Vote on Executive Compensation" proposal (the "say on pay" proposal) with respect to our executive compensation programs for 2016 was approved with the support of 81% of the votes cast, which excludes abstentions and broker non-votes. This stockholder support for our executive compensation programs occurred after we had implemented significant changes relating to our executive compensation programs starting in 2015. We believe that the significant changes relating to our executive compensation programs that were put in place for 2015 should be given a reasonable amount of time to prove their effectiveness at linking executive compensation with operating performance and stockholder interests. Accordingly, the Compensation Committee has continued the existing pay practices established for 2015 and continued with respect to

2016 compensation and has not made significant changes for the compensation program for 2017, as discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

  Corporate Governance Highlights

We continue to implement and maintain leading practices in our executive compensation program, stockholder outreach and related areas. These practices include:

✓	Risk Mitigation	✓	No Repricing
✓	No "Gross-ups"	✓	Stock Ownership Requirements
✓	No Hedging or Pledging	✓	Independent Compensation Consultant
✓	Majority Vote Standard for Uncontested Director Elections

Further, we modified the equity incentive grant process in 2014 such that grants to the CEO and CFO are made on an annual basis (prior practice incorporated sporadic grants that were typically made every three years); this structure, which was again utilized in 2017, will enable the Compensation Committee to reward results tied to the Company's business goals for each year and will have the effect of lowering individual grant totals as compared to awards previously made on an ad hoc three year performance cycle.

In addition to the practices identified above, the Company has committed to adopting a recoupment ("clawback") policy once final rules are established by the SEC.

We encourage you to read the CD&A for a detailed discussion and analysis of our executive compensation program, including information about the 2017 compensation of the Named Executive Officers described in the tables that follow.

Discussion and Analysis

Compensation Programs, Objectives and Philosophy

The Compensation Committee's compensation philosophy is to engage and promote competitive spirit amongst its employees at all levels to facilitate delivery of the best possible products to the market capable of maximizing market share within each product niche, thus ensuring the highest potential stock price on the market for the Company's stockholders.

The Company's compensation and benefits programs are influenced by the Company's business culture and are designed to maximize strategic Company goals. The Company's compensation program objectives are as follows:

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  Attract and Retain Executive Talent—The Compensation Committee provides compensation packages that will attract and retain qualified executive talent and deliver increasing rewards for extraordinary performance.

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  Link Executive Compensation with Operating Performance—The Compensation Committee structures a portion of the compensation for Named Executive Officers and senior management to vary with the Company's financial and operating performance. This requires that a significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals described further below, in order to drive and increase stockholder value. As described below under "2017 Compensation Pay-for-Performance Results," the Company's executive compensation outcomes for 2017 demonstrate that the executive compensation program effectively aligns realized compensation with our financial performance.

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  Link Executive Equity Incentive Compensation with Stockholder Interests—The Compensation Committee believes that granting equity-based awards using vehicles such as stock options, restricted stock, stock appreciation rights, or performance stock, aligns the interests of the Named Executive Officers with those of stockholders through stock ownership and furthers the Company's goal of executive retention by using time-based vesting of equity awards in certain cases. Equity incentive compensation granted to the Named Executive Officers in recent years has been solely in the form of performance stock to (i) align the interests of executives, including the Named Executive Officers, with stockholder interests and (ii) tie performance goals and payouts directly to metrics that have been identified as critical drivers of financial and operational success and strategic objectives. In addition to meeting the performance criteria, the Named Executive Officers must continue to be employed on the applicable vesting dates for the performance stock, which serves the retention objective for our key officers.

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  Facilitate a High-Growth Company Strategy—The Compensation Committee provides incentive compensation that rewards executives for exceptional growth in earnings, which then results in strong stock price performance and growth in market capitalization. Incentive compensation goals are set at "stretch" levels, resulting in awards that out-perform the market when Company performance out-performs the market.

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  Deductibility Under Section 162(m) of the Code—For 2017 (excluding the effect of the Tax Cuts and Jobs Act of 2017), the performance-based compensation provided to the Named Executive Officers subject to Section 162(m) of the Internal Revenue Code (the "Code") was structured to comply with the requirements that qualify the compensation as tax deductible to the Company. However, the Compensation Committee reserves the right to pay compensation that may be non-deductible to the Company if it determines that doing so would be in the best interests of the Company.

2017 Compensation Pay-for-Performance Results

As described above under "Compensation Programs, Objectives and Philosophy," one of the Compensation Committee's most significant goals for the Company's executive compensation program is to link executive pay with the financial performance of the Company. Consistent with this philosophy, a significant portion of an executive's annual compensation is "at-risk" and linked to the achievement of corporate and, in certain cases, individual goals, in order to drive and increase stockholder value.

Each year, the Board regularly reviews the business performance and strategy, also taking into consideration the current and projected competitive dynamics within the Company's operating segments. In conjunction with such reviews and assessments, the Compensation Committee undertakes a process to set challenging financial performance targets to ensure that executive compensation payments only occur if the Company achieves exceptional performance.

As described below, the Compensation Committee and management have determined that EBITDA and EPS are the most appropriate financial performance metrics to measure Company performance, as they directly link to management's business strategy, reflect how the Company is evaluated externally and are the strongest indicators of financial and operational success. The Committee also believes that these metrics have the potential to lead to an increase in stockholder value if achieved. In light of the foregoing, the Compensation Committee set the target for 2017 EBITDA and EPS growth at 10% and the maximum for 2017 EBITDA and EPS growth at 18%, which the Compensation Committee determined were financial goals for the Company that would create significant stockholder value.

The Company's executive compensation results for 2017 demonstrate that the executive compensation program of the Company effectively aligns the interests of management with the interests of our stockholders. Historically the Company has created a significant amount of stockholder value as exhibited in five and ten year stockholder returns which significantly outperformed our competitors, peer companies and the S&P 500. The annual performance-based incentive program and the LTIP, however, use performance metrics related to one-year performance goals and do not include historical performance data. After multiple years of strong performance as measured by these metrics, the Company reported record 2017 EBITDA and EPS; however, these results did not achieve the 2017 EBITDA and EPS minimum growth targets set by the Compensation Committee and, accordingly, no annual incentive bonus payment or vesting of performance-based restricted stock occurred. The realized 2017 total compensation of the Named Executive Officers decreased significantly relative to 2016.

These outcomes demonstrate that the Compensation Committee established rigorous performance goals, and they reflect a strong link between executive pay and performance, indicating that the Company's executive compensation program is accomplishing its key objective.

While the 2017 financial performance of the Company did not meet the minimum financial requirements, it is important to note that the Company achieved record revenues, net earnings, EBITDA, EPS and operating cash flows. Additionally, the Company also executed on significant strategic and operational objectives further enhancing each of the Company's market leading segments, including:

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  Completion of seven strategic acquisitions enhancing the Commercial Foodservice Equipment and Food Processing segments.

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  Continued integration and profitability improvement of recent acquisitions in all three business segments.

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  Reorganization to simplify and strengthen domestic sales organization for the Commercial Foodservice Equipment group to enhance long-term profitable growth.

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  Continued development of the Company owned domestic Residential Kitchen Equipment sales and distribution organization to support portfolio of residential brands.

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  Significant investment in Viking brand including continued introduction of new innovative products, enhanced service capabilities and strengthening of sales organization, positioning the brand for future growth in sales and profits.

While the 2017 performance did not achieve the rigorous minimum incentive compensation criteria, we are pleased with the accomplishments of 2017 and are confident that the strategic decisions made by our executive management team in 2017 will contribute to strong financial results in the future.

Role of the Compensation Committee

The Compensation Committee, consisting entirely of independent directors, has the responsibility for establishing, implementing, and monitoring adherence with the Company's compensation program and providing input to the Board with respect to management development and succession planning. The role of the Compensation Committee is to oversee, on behalf of the Board and for the benefit of the Company and its stockholders, the Company's compensation and benefit plans. For additional information on the members, structure, scope of authority and operation of the Compensation Committee, see "Compensation Committee" and "Proposal No. 1—Election of Directors."

The Compensation Committee makes all decisions over total direct compensation for our Named Executive Officers and other members of senior management, which involves decisions regarding base salary, annual cash bonuses and equity incentive awards. The Compensation Committee's recommendations for compensation arrangements of Mr. Bassoul, our Chairman of the Board, CEO and President, are presented to the Board for approval.

Role of the Compensation Committee's Independent Compensation Consultant

From August 2012 until November 2017, the Compensation Committee retained Meridian Compensation Partners ("Meridian") to advise regarding Board and executive compensation. During 2016, Meridian provided information and advice that assisted the Compensation Committee in performing its duties, including: (i) advice related to the Company's executive compensation structure; (ii) information related to market trends and practices; (iii) outside Board of Director pay data; and (iv) updates related to regulatory changes impacting executive pay. The Compensation Committee concluded that the 2016 data remained a sufficiently current resource for identifying compensation trends and competitive practices, and accordingly did not request that Meridian update its analysis when it established compensation programs and targets discussed in the CD&A. The Compensation Committee considered Meridian to be an independent advisor as a result of the following factors:

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  Meridian was retained by, and reports directly to, the Compensation Committee;

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  Meridian has provided no services to the Company in the past five years (other than services in connection with its retention by the Compensation Committee beginning in August 2012);

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  We were advised by Meridian that it has internal policies and procedures intended to prevent conflicts of interest;

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  There are no business or personal relationships between Meridian's lead consultant and members of the Compensation Committee or management; and

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  We were advised by Meridian that its lead consultants on the Company's account do not own any Common Stock.

In November of 2017, the Compensation Committee retained Aon to advise regarding Board and executive compensation programs for implementation in 2018. The Compensation Committee determined that Aon is an independent advisor based on its consideration of the five factors described above.

Compensation Decision-Making Process

The CEO annually reviews the performance of each executive officer, other than himself. Elements of executive reviews include an analysis of actual operating performance versus pre-determined operating performance targets, measures taken to improve efficiency of operations within the executive's area of responsibility and assessment of the executive's commitment to the Company's core operating principles. Based on his review, the CEO develops a recommendation to the Compensation Committee for each executive's annual base salary, annual incentive plan opportunity and payout, and the basis for equity-based grants. The Compensation Committee uses the same methodology to establish the annual base salary, annual incentive plan opportunity and payout, and equity incentive award for the CEO. For Mr. Bassoul's 2017 compensation structure, the Compensation Committee reviewed prior external pay data provided by Meridian (in March 2015) referencing a proxy peer group, as discussed below.

With respect to annual cash bonus awards, the Compensation Committee determines the minimum amount of operating performance that must be achieved each year in order for an annual cash bonus to be paid. Target performance levels are set to be in line with the Company's annual budget and growth objectives. Target performance levels for the CEO are recommended by the Compensation Committee to the Board for review and approval and target performance levels for the other Named Executive Officers are recommended by the CEO to the Compensation Committee for review and approval. The target total direct compensation of the Named Executive Officers and senior management of the Company is set at levels intended to be competitive in order to retain the executive talent that has driven the historically strong performance of the Company and attract new talent to continue strong performance and leadership.

The Compensation Committee determines compensation levels based on the discretionary judgment and experience of the Compensation Committee members, with regards to the executive officers' experience in their respective roles, tenure with the Company, recent individual performance contributions, expected future performance contributions and critical retention needs. The Compensation Committee's process has been to review CEO compensation benchmarking data every two to three years. As noted above under the heading "Role of the Compensation Committee's Independent Compensation Consultant," Meridian was not asked to provide updated data for 2017 pay decisions. Rather, the Compensation Committee reviewed compensation data provided by Meridian during 2016 as a reference in setting 2017 target pay levels for Mr. Bassoul (for a detailed discussion, refer to the section below titled "Information Considered for 2017 Pay Decisions"). The Compensation Committee generally did not utilize external compensation data, surveys or indices as a basis for setting targeted pay levels for 2017 for the other Named Executive Officers.

Development of the Peer Group

In 2010, the Compensation Committee approved a peer group of 13 companies in comparable industries (the "Proxy Peer Group") with median revenues approximating those of the Company at that time, for purposes of serving as a reference point for compensation levels, rather than a formula for establishing specific pay levels. However, the Proxy Peer Group was not intended to supplant Compensation Committee judgment.

The 11 companies in the Proxy Peer Group for the March 2015 compensation study include Barnes Group Inc., Chart Industries, Inc., Circor International, Inc., Colfax Corporation, Dover Corporation, Graco Inc., IDEX Corporation, John Bean Technologies Corporation, Welbilt, Inc., Papa John's International Inc., and Standex International Corporation.

Information Considered for 2017 Pay Decisions

In considering the 2017 compensation structure for Mr. Bassoul, the Compensation Committee reviewed compensation data compiled by Meridian in early 2015 for the CEO positions at companies in the Proxy Peer Group. The Compensation Committee also reviewed compensation data of a "High-Performing Peer Group," which was also developed in 2015 and included 20 companies with median 2013 revenues of $1.706 billion (based on the most recent data available at the time of the March 2015 study). Companies in the High-Performing Peer Group were identified by reviewing capital goods companies with revenues of one-half to three times the Company's revenues and that performed comparably to or better than the Company relative to several financial metrics. The Compensation Committee also considered the fact that, under Mr. Bassoul's leadership over the five-year period from 2013 through 2017, the Company delivered exceptional Total Shareholder Return of 215.8% and Earnings Per Share growth of 139.1%. Given the superior performance of the executive team (in particular, Mr. Bassoul), the 2017 pay opportunity for Mr. Bassoul resulted in target total compensation that is in the upper quartile of the High-Performing Peer Group companies.

The Elements of the Company's Compensation Program

The Company's compensation program is generally divided into three elements: (1) base salary; (2) annual cash incentive programs; and (3) equity-based incentive programs. We use the mix of these elements to emphasize pay for performance. Using the elements of total direct compensation, we also recognize the different value brought by individual jobs within the Company. As a general rule, our CEO and CFO have the greatest responsibility for the operation and performance of the business and, accordingly, such individuals receive the most potential upside in their compensation, but also the most compensation at risk, depending on financial performance.

Base Salary

Base salary levels and any annual salary increases are budgeted based on the current business environment and the individual's level of responsibility and merit within the Company. The Compensation Committee also reviews the mix of fixed and variable pay for the Named Executive Officers. The table below sets forth the base salary levels and associated changes for the Named Executive Officers for the 2017 fiscal year. In connection with the Compensation Committee's ongoing review of fixed pay levels, for Messrs. Bassoul, FitzGerald and Brewer, the Compensation Committee determined that no changes were necessary for the 2017 fiscal year. Mr. Lindsay's base salary was increased due to increased corporate responsibilities. For a description of changes implemented in 2018, see the discussion below under the heading "Employment Agreements with Named Executive Officers."

Named Executive Officer	2016 Base Salary	2017 Base Salary	% Change
Selim A. Bassoul	$1,000,000	$1,000,000	0%
Timothy J. FitzGerald	$575,000	$575,000	0%
David Brewer	$600,000	$600,000	0%
Martin M. Lindsay	$200,000	$220,000	10.0%

Annual Performance-Based Incentive Programs

Value Creation Incentive Plan

In 2011, the Board adopted the Value Creation Incentive Plan ("VCIP"), a cash-based incentive compensation plan designed to allow performance-based compensation. The VCIP, which was reapproved by stockholders in 2016, enables the Company to establish stringent performance conditions for payment with respect to multiple goals, provides the Compensation Committee with the flexibility to address changing business needs and allows the Company to continue to take advantage of tax deductions for compensation paid for achievement of performance goals. The VCIP is intended to provide an incentive for superior performance and to motivate eligible employees toward the highest level of achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executive officers.

The Compensation Committee has the discretion to determine which of the Named Executive Officers are eligible to participate in the VCIP. During 2017, each of the Named Executive Officers participated in the VCIP. Payment of VCIP awards is made subject to the attainment of the pre-established written performance goals approved by the Compensation Committee prior to the 90th day following the beginning of the Company's fiscal year. For 2017, the level of incentive compensation earned was based upon achievement of dual EBITDA and EPS goals for the fiscal year.

As discussed above, the Compensation Committee and management have determined that EBITDA and EPS are the most appropriate goals by which to measure and reward company performance as they directly link to the Company's business strategy, reflect how the Company is evaluated externally and are the strongest indicators of financial and operational success. As established by the Compensation Committee, a target level of performance was required to be met on both the EBITDA and the EPS metrics in order for the full target bonus to be earned; if performance was below target on one or both metrics, no bonus would be earned for the applicable metric. Tiered performance goals above the target EBITDA and EPS goals were established, which if met, lead to an incrementally higher annual bonus. The Compensation Committee selected the specific thresholds below because it determined them to be rigorous yet attainable.

EBITDA and EPS goals are set annually based on an analysis of historical growth rates of each metric, as well as an analysis of industry and analyst growth expectations. As shown in the summary table below, each metric was weighted at 50%.

The following table shows 2017 actual EBITDA and EPS as compared to the target EBITDA and EPS goals and the corresponding payout to each Named Executive Officer under the VCIP.

Name	Target Payout ($)	Maximum Payout ($)	Target Performance	Maximum Performance	Actual Performance	Actual Payout ($)
Selim A. Bassoul	875,000	1,750,000	EPS Growth + 10%	EPS Growth + 18%	+5.6% Growth	—
	875,000	1,750,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+2.3% Growth	—
Timothy J. FitzGerald	625,000	1,250,000	EPS Growth + 10%	EPS Growth + 18%	+5.6% Growth	—
	625,000	1,250,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+2.3% Growth	—
David Brewer	150,000	300,000	EPS Growth + 10%	EPS Growth + 18%	+5.6% Growth	—
	150,000	300,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+2.3% Growth	—
Martin M. Lindsay	60,000	120,000	EPS Growth + 10%	EPS Growth + 18%	+5.6% Growth	—
	60,000	120,000	EBITDA Growth + 10%	EBITDA Growth + 18%	+2.3% Growth	—

Target bonus amounts for each Named Executive Officer were established by the Compensation Committee using its judgment as to appropriate levels of incentive compensation that could be potentially paid to executives relative to the stockholder value created by achieving the EBITDA and EPS goals. For 2017, the Company's EBITDA and EPS performance did not meet the respective EPS or EBITDA goals. Accordingly, there were not any VCIP payments made to Named Executive Officers in 2017, as reflected in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table for Fiscal Year 2017 below.

EBITDA is determined by the Compensation Committee as net income subject to adjustment to reflect the impact of specific extraordinary items not reflected in the goals. Under the VCIP, the EBITDA calculation does not include foreign exchange gains/losses and certain non-recurring items at the discretion of the Compensation Committee, but does include all bonuses and incentive compensation payable, including VCIP payments, to Company employees for the applicable year.

Payments of VCIP bonuses, if any, are made after the completion of the Company's fiscal year-end audit and only after the Compensation Committee certifies, in writing, that the goals with respect to which VCIP payments are to be made have been attained.

Equity-Based Incentive Compensation

Grants Under the LTIP

Prior to 2014, the Compensation Committee had not established a schedule or pattern for granting equity-based incentive compensation. Beginning in 2014, however, the Compensation Committee granted one-year performance-based equity incentive awards under the LTIP to both the CEO and CFO and continued this practice since the 2015 award cycle. In particular, the change from the front-loaded three-year LTIP grant structure to an annual performance-based grant structure allows the Compensation Committee greater control over the performance goals designed to drive Company performance consistently, year over year.

Equity incentive awards are granted pursuant to the LTIP, an equity-based incentive plan, which was approved by the Company's stockholders effective May 8, 2011 (and reapproved by stockholders at the May 11, 2016 stockholders' meeting). The LTIP encourages the Named Executive Officers, non-employee Board members and senior management of the Company and its subsidiaries to have common stock ownership in the Company and further aligns the interests of the Named Executive Officers, Board members and senior management with those of stockholders. The Compensation Committee is authorized to make grants of stock options, stock appreciation rights, restricted stock or performance stock under the LTIP.

The Compensation Committee may also make grants at varying times of the year, generally in connection with new employment arrangements or promotions. The CEO will make recommendations to the Compensation Committee regarding award levels for executive officers other than the CFO. The Compensation Committee has made such awards without regard to the release of the Company's financial results for the year or the release of any other material non-public information.

2017 Equity Incentive Awards

In 2017, the Company made awards of performance-based restricted stock to Messrs. Bassoul and FitzGerald pursuant to the terms of the LTIP. The shares of restricted stock are earned based on the achievement level of EBITDA and EPS growth over a one-year performance period. The following number of restricted shares were granted to Messrs. Bassoul and FitzGerald assuming maximum performance levels are achieved: Mr. Bassoul: 87,354 (44,376 at target) and Mr. FitzGerald: 41,749 (21,209 at target).

For Mr. Bassoul, the following chart specifies the percentage of maximum shares earned at various levels of EBITDA and EPS achieved over the one-year performance period ending December 30, 2017:

	2017 EPS Growth
2017
EBITDA Growth	10%	14%	18%	20%

10%	20%	35%	50%	58%
14%	35%	51%	67%	75%
18%	50%	67%	83%	92%
20%	58%	75%	92%	100%

For Mr. FitzGerald, the following chart specifies the percentage of maximum shares earned at various levels of EBITDA and EPS achieved over the one-year performance period ending December 30, 2017:

	2017 EPS Growth
2017
EBITDA Growth	10%	14%	18%	20%

10%	20%	35%	50%	58%
14%	35%	51%	67%	75%
18%	50%	67%	83%	92%
20%	58%	75%	92%	100%

Actual EBITDA growth was 2.3% and actual EPS growth was 5.6%. Based on these 2017 performance levels, the 2017 restricted stock grants to Mr. Bassoul and Mr. FitzGerald did not vest and were forfeited back to the Company.

The Company granted restricted shares to Mr. Brewer and Mr. Lindsay on March 17, 2016. For Mr. Brewer and Mr. Lindsay, the following chart specifies the percentage of maximum shares earned at various levels of cumulative EBITDA and cumulative EPS achieved over the three-year performance period ending December 29, 2018:

	3 Year Compounded EBITDA Target
3 Year
Compounded
EBITDA Growth	10.0%	14.0%	18.0%

10.0%	25.0%	37.5%	50.0%
14.0%	37.5%	56.3%	75.0%
18.0%	50.0%	75.0%	100.0%

The restricted shares granted to Mr. Brewer and Mr. Lindsay will vest in March 2019, following certification by the Compensation Committee of the achievement of the performance goals.

Stock Ownership Requirement

The Company requires the Named Executive Officers and senior executives to maintain a minimum multiple of base salary in the form of Common Stock ownership. Unexercised stock options are not considered in calculating the stock ownership requirement. The base salary multiples are set by the

Compensation Committee and are set at levels consistent with the individual's level of responsibility within the Company. If a participant in the Company's annual performance-based incentive plans meets or exceeds their stock ownership requirement, then they are eligible to receive 100% of their annual bonus in cash. If a participant does not meet the applicable stock ownership requirement, then a maximum of one-third of his or her annual bonus will be used to purchase Common Stock on the participant's behalf. This policy will continue under all annual performance-based incentive plans maintained by the Company.

The stock ownership requirements for the Named Executive Officers as of December 30, 2017, are as follows:

Named Executive Officer	Stock Ownership Requirement (multiple of base salary)	Stock Ownership Requirement (shares)	Actual Stock Ownership (shares)
Selim A. Bassoul	6 × base salary	44,461	660,350
Timothy J. FitzGerald	2 × base salary	8,522	246,573
David Brewer	2 × base salary	8,892	56,662
Martin M. Lindsay	2 × base salary	3,260	69,226

Post-Employment Benefits

Pursuant to his employment agreement, the CEO is entitled to a nonqualified defined benefit pension benefit as follows. Upon the CEO's retirement on or after the date on which he attains the age of 55 (the "Age 55 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 50% of $1,000,000, payable for the remainder of his life. This percentage increases ratably, depending upon the age of the CEO at the time of his retirement. If the CEO retires after the date on which he attains the age of 60 (the "Age 60 Retirement Benefit"), he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of $1,000,000, in lieu of the Age 55 Retirement Benefit, payable for the remainder of his life. If the CEO retires after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of $1,000,000, in lieu of the Age 55 Retirement Benefit and the Age 60 Retirement Benefit, payable for the remainder of his life. Mr. Bassoul is currently age 61 and is vested in the pension benefits provided under his employment agreement. The estimated monthly retirement benefit payable to the CEO based on $1,000,000 as of December 30, 2017, would be $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65. The CEO and his dependents are generally entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

The Company does not provide a defined benefit pension plan for the Named Executive Officers other than the CEO.

Limited Perquisites

The Named Executive Officers and senior executives of the Company are offered limited perquisites. In general, executives in sales oriented positions are offered an automobile expense reimbursement that varies by individual. The CEO is provided the use of a Company automobile, with the associated income taxes added to annual income, and is reimbursed for the cost of annual income tax planning services.

Employment Agreements

To attract and retain highly skilled executives and to provide for certainty regarding rights and obligations, the Company has historically provided employment agreements to certain of its executive officers. The Compensation Committee believes that its employment agreements are crucial to the success of the Company in retaining the services of Mr. Bassoul, our Chairman of the Board, CEO and President, Mr. FitzGerald, our CFO, and Mr. Brewer, COO of the Company's Commercial Foodservice Equipment Group. The Company's employment agreement with Mr. Bassoul, entered into on January 25, 2013, and amended on February 19, 2018, provides for an employment term through December 31, 2020. The Company's employment agreement with Mr. FitzGerald, entered into on March 21, 2013, and amended on February 19, 2018, provides for an employment term ending on December 31, 2020. The Company's employment agreement with Mr. Brewer, entered into on February 19, 2018, provides for an employment term through December 31, 2020.

Accounting and Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 per year on the amount of compensation paid to certain of our executive officers that the Company may deduct for federal income tax purposes. An exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements was repealed beginning in 2018, as described below.

The Tax Cuts and Jobs Act of 2017, enacted on December 22, 2017, substantially modifies Section 162(m) of the Code by, among other things, eliminating the performance-based exception to the $1,000,000 deduction limit, effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to our Named Executive Officers in excess of $1,000,000 will generally be nondeductible, whether or not it is performance-based. The Compensation Committee will continue to maintain flexibility and the ability to pay competitive compensation by not requiring all compensation to be deductible. The Tax Cuts and Jobs Act of 2017 also includes a transition rule under which the changes to Section 162(m) of the Code described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017, and is not subsequently materially modified. To the extent applicable to our existing contracts and awards, the Compensation Committee may avail itself of the transition rule.

Risk Assessment Regarding Company Compensation Program

In connection with the Company's adoption of performance-based compensation for its employees, an important objective of the Compensation Committee was ensuring that none of the targets would pose excessive risks. The Compensation Committee, together with the Chairperson of the Audit Committee and executive management, has considered the risks arising from the Company's compensation policies and practices for its employees and has concluded that the compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

The current executive compensation program includes several "risk mitigating" elements, such as stock ownership requirements for the CEO and executive officers and the use of multiple performance metrics in incentive plans along with limitations on the payouts that can be earned through the incentive plans. The Compensation Committee believes that the compensation structure for the CEO and the move away from larger grants of performance stock with multi-year performance cycles further mitigates risks.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with the Company's management. Based on this review and discussion, the Compensation Committee recommends to the Company's Board that the CD&A be included in these proxy materials.

The Compensation Committee: John R. Miller III, Chairman, Gordon O'Brien and Sarah Palisi Chapin

SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2017

The following table sets forth information concerning the annual and long-term compensation for services to the Company in all capacities received by the following persons who are collectively referred to as the Company's "Named Executive Officers": (i) the Chief Executive Officer of the Company; (ii) the Chief Financial Officer of the Company; and (iii) the two other executive officers of the Company (other than the Chief Executive Officer and the Chief Financial Officer) in respect of fiscal years 2017, 2016 and 2015, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)		Total ($)
Selim A. Bassoul	2017	1,000,000	—	—	—	—	(2)	—	59,570	(4)	1,059,570
Chairman of the Board,	2016	1,000,000	—	4,803,090	—	3,500,000		166,220	38,224		9,507,534
President and Chief	2015	1,000,000	—	1,812,502	—	3,281,250		—	46,498		6,140,250
Executive Officer
Timothy J. FitzGerald	2017	575,000	—	—	—	—	(2)	—	11,725	(5)	586,725
Vice President and Chief	2016	575,000	—	1,921,253	—	2,500,000		—	8,655		5,004,908
Financial Officer	2015	575,000	—	740,008	—	2,343,750		—	6,085		3,664,843
David Brewer	2017	600,000	—	—	—	—	(2)	—	15,392	(6)	615,392
Chief Operating Officer	2016	600,000	—	1,008,518		600,000		—	14,595		2,223,113
	2015	525,000	36,750	—	—	488,250		—	10,368		1,060,368
Martin M. Lindsay	2017	220,000	—	—	—	—	(2)	—	8,605	(7)	228,605
Corporate Treasurer	2016	200,000	—	432,237	—	240,000		—	7,563		879,800
	2015	200,000	14,000	—	—	186,000		—	7,510		407,510

(1)
The amounts reported in the "Stock Awards" column of the table reflect the fair value on the grant date of the performance-based restricted stock awards granted to our Named Executive Officers based upon the probable achievement of the performance goals under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC") Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2017 amounts are described in Note 3(p) and Note 3(s) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017. The value assumptions used in determining 2016 amounts are described in Note 3(p) and Note 3(s) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The valuation assumptions used in determining 2015 amounts are described in Note 4(p) and Note 4(s) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016. Under relevant SEC rules, we are also required to report the fair value on the grant date of the performance-based stock awards granted to our Named Executive Officers during 2017 based upon the probable outcome and maximum possible level of achievement under such awards, determined as of the grant date, which would be $6,018,273 and $11,846,949, respectively, for Mr. Bassoul and $2,920,055 and $5,748,022, respectively, for Mr. FitzGerald.

(2)
As discussed in the Compensation Discussion and Analysis, under the heading "Annual Performance-Based Incentive Programs," none of the Named Executive Officers received any VCIP payments in 2017.

(3)
The present value of Mr. Bassoul's nonqualified defined benefit pension benefit decreased by $1,317,216 due to the freezing of Mr. Bassoul's compensation, for pension purposes, at $1,000,000 throughout his retirement. The present value of the accumulated pension benefit assumes a retirement age of 64, and discount rate of 3.46%, retirement income of $1,000,000, and a length of pension payout consistent with applicable mortality tables. Mr. Bassoul received no earnings on non-qualified deferred compensation for 2017. For a description of Mr. Bassoul's nonqualified defined benefit pension benefit, see below under the heading "Pension Benefits for Fiscal Year 2017."

(4)
All other compensation amounts in 2017 for Mr. Bassoul include $41,626 for financial planning assistance, a $1,375 Company contribution to a health savings account, $4,569 of Company paid life insurance premiums and a 401k matching contribution of $12,000.

(5)
All other compensation amounts in 2017 for Mr. FitzGerald include a $1,375 Company contribution to a health savings account, $1,350 in Company paid life insurance premiums, and a 401(k) Company matching contribution of $9,000.

(6)
All other compensation amounts in 2017 for Mr. Brewer include a $1,375 Company contribution to a health savings account, $5,940 in Company paid life insurance premiums and a 401(k) Company matching contribution of $8,077.

(7)
All other compensation amounts in 2017 for Mr. Lindsay include a $1,375 Company contribution to a health savings account, $1,076 in Company paid life insurance premiums and a 401(k) Company matching contribution of $6,154.

Employment Agreements with Named Executive Officers

Selim A. Bassoul

The Company and MM entered into an employment agreement with Mr. Bassoul on January 25, 2013, which the parties amended on February 19, 2018. As amended, the agreement provides, among other things, for Mr. Bassoul to serve as President, Chief Executive Officer and Chairman of the Board of the Company for a term ending on December 31, 2020. Under the agreement, Mr. Bassoul receives an annual base salary of $1,500,000 ($1,000,000 for purposes of his nonqualified retirement benefit) and is eligible to participate in the VCIP.

Mr. Bassoul's employment agreement also provides for a Company-provided automobile and a nonqualified retirement benefit, which is described under the heading "Pension Benefits for Fiscal Year 2017."

The terms of the employment agreement relating to the termination of Mr. Bassoul's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Timothy J. FitzGerald

The Company and MM entered into an amended and restated employment agreement with Mr. FitzGerald, the Company's Vice President and Chief Financial Officer, effective on March 21, 2013, which the parties amended on February 19, 2018. Mr. FitzGerald's employment agreement has a term ending on December 31, 2020, unless Mr. FitzGerald's employment is earlier terminated under the terms of the employment agreement. Under the agreement, Mr. FitzGerald receives an annual base salary of $850,000 and he is eligible to participate in and earn an annual bonus under the management incentive programs adopted by the Company from time to time, subject to the terms and conditions of such programs, based on Mr. FitzGerald's achievement of performance targets established in the sole discretion of the Company.

The terms of the employment agreement relating to the termination of Mr. FitzGerald's employment are discussed below under the heading "Potential Payments Upon Termination or Change in Control."

David Brewer

The Company and MM entered into an employment agreement with Mr. Brewer on February 19, 2018. The agreement provides, among other things, for Mr. Brewer to serve as Chief Operating Officer, Commercial Foodservice Equipment Group, for a term ending on December 31, 2020. Under the agreement, Mr. Brewer receives an annual base salary of $750,000 and is eligible to participate in the VCIP.

The terms of the employment agreement relating to the termination of Mr. Brewer's employment are discussed below, under the heading "Potential Payments Upon Termination or Change in Control."

Grants of Plan-Based Awards in Fiscal Year 2017

The following table sets forth information concerning cash incentive opportunities and grants of performance restricted stock made to the Named Executive Officers during the 2017 fiscal year. The grant date set forth below is the date that the Board granted the award.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Selim A. Bassoul	(2)	875,000	875,000	1,750,000	—	—	—	—	—	—
	(3)	875,000	875,000	1,750,000	—	—	—	—	—	—
	03/22/17	—	—	—	17,471	44,376	87,354	—	—	6,018,273

Timothy J. FitzGerald	(2)	625,000	625,000	1,250,000	—	—	—	—	—	—
	(3)	625,000	625,000	1,250,000	—	—	—	—	—	—
	03/29/17	—	—	—	8,350	21,209	41,749	—	—	2,920,055

David Brewer	(2)	150,000	150,000	300,000	—	—	—	—	—	—
	(3)	150,000	150,000	300,000	—	—	—	—	—	—

Martin Lindsay	(2)	60,000	60,000	120,000	—	—	—	—	—	—
	(3)	60,000	60,000	120,000	—	—	—	—	—	—

(1)
These columns represent the annual cash award opportunities for each Named Executive Officer under the VCIP for fiscal year 2017. There were not any payouts under the 2017 VCIP based on performance goals not being achieved, as reflected in the "Summary Compensation Table for Fiscal Year 2017." Since bonuses will not be paid if the target EBITDA and EPS metrics are not achieved, the target and threshold bonus amounts that can be earned are the same.

(2)
Award granted pursuant to the VCIP utilizing EPS performance metrics. The target metric requires EPS growth of 10% and the maximum metric requires EPS growth of 18%. EPS is defined as actual fiscal 2017 EPS, excluding any unusual charges related to acquisitions or restructuring, reported by the Company on a diluted basis.

(3)
Award granted pursuant to the VCIP utilizing EBITDA performance metrics. The target metric requires EBITDA growth of 10% and the maximum metric requires EBITDA growth of 18%.

(4)
Represents the fair value on the grant date of the performance-based restricted stock awards granted to certain of our Named Executive Officers as shown in the table during 2017 based upon the probable achievement of the performance goals under such awards determined as of the grant date, consistent with the estimate of the aggregate compensation cost to be recognized over the applicable service period determined in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The valuation assumptions used in determining 2017 amounts are described in Note 3(p) and Note 3(s) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017. The closing trading value of our stock on March 22, 2017 and March 29, 2017 was $135.62 per share and $137.68 per share, respectively.

Outstanding Equity Awards at 2017 Fiscal Year End

The following table sets forth certain information concerning outstanding stock awards held by each of the Named Executive Officers under the LTIP at the end of the 2017 fiscal year. The value of unearned shares shown in the table is determined based on the closing value of our Common Stock on December 29, 2017, the last trading day of our 2017 fiscal year, was $134.95 per share.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Selim A. Bassoul	—	—	—	—	—	—	—	—	(1)	—
Timothy J. FitzGerald	—	—	—	—	—	—	—	—	(2)	—
David Brewer	—	—	—	—	—	—	—	17,500	(3)	2,361,625
Martin M. Lindsay	—	—	—	—	—	—	—	7,500	(4)	1,012,125

(1)
On March 22, 2017, Mr. Bassoul was awarded 44,376 target number of shares which included potential for a maximum vesting of 87,354 shares of performance-based restricted stock. The award provided for vesting at the end of a one year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award was December 31, 2016, to December 30, 2017. The Compensation Committee determined that the performance requirements of the March 22, 2017 grant were not achieved and, accordingly, shares related to this restricted stock grant did not vest and were forfeited back to the Company.

(2)
On March 29, 2017, Mr. FitzGerald was awarded 21,209 target number of shares which included potential for a maximum vesting of 41,749 shares of performance-based restricted stock. The award provided for vesting at the end of a one year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award was December 31, 2016, to December 30, 2017. The Compensation Committee determined that the performance requirements of the March 29, 2017 grant were not achieved and, accordingly, shares related to this restricted stock grant did not vest and were forfeited back to the Company.

(3)
On March 17, 2016, Mr. Brewer was awarded 17,500 shares of performance-based restricted stock. The award provided for vesting at the end of a three year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award is January 2, 2016, to December 29, 2018.

(4)
On March 17, 2016, Mr. Lindsay was awarded 7,500 shares of performance-based restricted stock. The award provided for vesting at the end of a three year performance period based on the achievement of specified year over year increases in EBITDA and EPS. The performance period of the award is January 2, 2016, to December 29, 2018.

Option Exercises and Stock Vested for Fiscal Year 2017

The following table sets forth the aggregate amounts received or realized in connection with the exercise of stock options and vesting of stock awards under the LTIP during the 2017 fiscal year by each of the Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Selim A. Bassoul	—	—	118,899	16,545,984
Timothy J. FitzGerald	—	—	59,266	8,241,890
David Brewer	—	—	24,000	3,339,840
Martin Lindsay	—	—	7,500	1,043,700

Pension Benefits for Fiscal Year 2017

Pursuant to his employment agreement (described above under the heading "Employment Agreements with Named Executive Officers"), Mr. Bassoul is entitled to a nonqualified defined benefit pension benefit as follows: if Mr. Bassoul retires on or after the date on which he attains the age of 60, but prior to the date on which he attains age 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 62.5% of $1,000,000, payable for the remainder of his life. If Mr. Bassoul retires on or after the date on which he attains the age of 65, he will be fully vested in a monthly retirement benefit equal to one-twelfth of 75% of $1,000,000, in lieu of the Age 60 Retirement Benefit, payable for the remainder of his life.

Assuming a frozen base salary of $1,000,000, as outlined in the employment agreement, the estimated monthly retirement benefit payable to Mr. Bassoul based on his compensation level as of December 30, 2017, would be $52,083 at the retirement age of 60, and $62,500 at the retirement age of 65.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Selim A. Bassoul	Chairman Retirement Plan	12	8,671,771	(2)	—
Selim A. Bassoul	Chairman Retirement Medical Plan(3)	12	1,058,429	(4)	—

(1)
Reflects years of credited service since the inception of the respective plans. The number of years of credited service for purposes of the plans is less than Mr. Bassoul's years of service with the Company and there is no benefit augmentation as a result.

(2)
The present value of accumulated pension benefits assumes a retirement age of 64, a discount rate of 3.46%, an annual base salary at retirement of $1,000,000, and a length of pension payout consistent with applicable mortality tables.

(3)
Mr. Bassoul and his dependents are entitled to continue to participate in all health and medical plans and programs maintained by the Company for its senior executives and their dependents for life, subject to any Medicare coverage being the primary coverage.

(4)
The present value of accumulated post-retirement medical benefits due to Mr. Bassoul assumes a retirement age of 64, a discount rate of 3.46%, and a length of benefit period consistent with applicable mortality tables.

Potential Payments Upon Termination or Change in Control

Under Employment Agreements

Selim Bassoul

During the term of Mr. Bassoul's employment agreement with the Company and MM, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. Bassoul's employment may be terminated by the Company or by Mr. Bassoul at any time, or by the death of Mr. Bassoul.

In the event that Mr. Bassoul's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), by Mr. Bassoul due to a material diminution of his duties or a change in his title, or due to his death or disability, Mr. Bassoul's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. Bassoul following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Bassoul's employment without cause or if Mr. Bassoul terminates his employment due to a material diminution of his duties or a change in his title, then Mr. Bassoul will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary and (ii) an amount equal to the greater of (x) the amount of incentive compensation earned by Mr. Bassoul under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the date of termination and (y) the average incentive compensation paid to Mr. Bassoul under the VCIP for each of the three calendar years immediately prior to the date of termination (the "Severance Amount"). Notwithstanding the foregoing, the Severance Amount is capped at $13,500,000 pursuant to the employment agreement.

Mr. Bassoul's employment agreement also provides that if his employment is terminated by either party, for any reason, then Mr. Bassoul and his dependents will be entitled to continue to participate in all health and medical plans and programs which the Company maintains for its senior executives and their families until the later of the death of Mr. Bassoul or his spouse, subject to any Medicare coverage being the primary coverage. The present value of the medical benefits that would be provided to Mr. Bassoul in such circumstances is shown above under the heading "Pension Benefits for Fiscal Year 2017."

In the event that any amount payable to Mr. Bassoul is deemed under the Code to be made in connection with a change in control of the Company, and such payments would result in imposition of the excise tax imposed under the Code on "excess parachute payments" (the "Excise Tax"), the employment agreement provides that Mr. Bassoul's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. Bassoul.

Timothy J. FitzGerald

During the term of Mr. FitzGerald's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. FitzGerald's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. FitzGerald at any time, or by the death of Mr. FitzGerald.

In the event that Mr. FitzGerald's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), or by Mr. FitzGerald due to a material diminution of his duties, or due to his death or disability, Mr. FitzGerald's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. FitzGerald following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. FitzGerald's employment without cause, or if Mr. FitzGerald terminates his employment due to a material diminution of his duties, Mr. FitzGerald will be entitled to a lump sum payment equal to three times the sum of (i) his annual base salary for the full calendar year immediately prior to the date of termination and (ii) an amount equal to the greater of (x) the amount of his annual bonus paid under the VCIP (as such plan may be renewed from time to time) with respect to the full calendar year immediately prior to the year of termination and (y) the average of his annual bonuses paid under the VCIP for each of the three calendar years immediately prior to the year of termination.

In the event that any amount payable to Mr. FitzGerald is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. FitzGerald's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. FitzGerald.

David Brewer

During the term of Mr. Brewer's employment agreement, as described above under the heading "Employment Agreements with Named Executive Officers," Mr. Brewer's employment may be terminated by the Employer (defined as the Company and MM) or by Mr. Brewer at any time, or by the death of Mr. Brewer.

In the event that Mr. Brewer's employment is terminated by the Company for reasons other than "cause" (as defined in the employment agreement), or by Mr. Brewer due to a material diminution of his duties, or due to his death or disability, Mr. Brewer's employment agreement provides that a pro rata share of the incentive compensation under the VCIP that would otherwise have been payable to him had he remained employed by the Company until the last day of the fiscal year will be paid to Mr. Brewer following the conclusion of the fiscal year based on actual performance. In addition, the employment agreement provides that if the Company terminates Mr. Brewer's employment without cause, or if Mr. Brewer terminates his employment due to a material diminution of his duties, Mr. Brewer will be entitled to a lump sum payment equal to two times his annual base salary for the full calendar year immediately prior to the date of termination.

In the event that any amount payable to Mr. Brewer is deemed under the Code to be made in connection with a change in control of the Company and would result in imposition of the Excise Tax, the employment agreement provides that Mr. Brewer's payments will be reduced to an amount that would not result in the imposition of the Excise Tax, to the extent such reduction would result in a greater after-tax benefit to Mr. Brewer.

Under Equity Incentive Plans

On March 22, 2017, and March 29, 2017, respectively, the Company granted performance share awards to Messrs. Bassoul and FitzGerald in respect of the performance period commencing on December 31, 2016, and ending on December 30, 2017. In the event of a termination of employment by the Company other than for cause or in the event of Messrs. Bassoul's or FitzGerald's resignation due to a diminution of duties or, for Mr. Bassoul, a change in title in accordance with the terms of his employment agreement, the performance share award would have immediately vested in that number of shares that would have vested based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period, taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days the executive officer worked through the date of termination. Any remaining shares that do not vest in accordance with the preceding sentence would be forfeited. In the event of a "change in control" (as defined in the performance share award agreement), the performance share award would have immediately vested in the greater of (i) the target number of shares or (ii) the number of shares that would have vested based on actual performance measured immediately prior to the date of the change of control (and extrapolated to the end of the performance period, taking into account the length of the shortened performance period in comparison to the original one or three year period). Any remaining shares that do not vest in accordance with the preceding sentence would be forfeited.

As discussed in the Compensation Discussion and Analysis and in the footnotes to the "Outstanding Equity Awards at 2017 Fiscal Year End" table, the performance share awards granted to Messrs. Bassoul and FitzGerald in 2017 did not vest based on the Compensation Committee's determination and certification that the EBITDA and EPS goals were not achieved.

Quantification

The tables below illustrate the potential payments to each Named Executive Officer under each of the circumstances discussed above. The tables assume that the terminations or change in control, as applicable, took place on December 30, 2017, the last day of our 2017 fiscal year and are based on the applicable executive's current employment terms and the closing value of our Common Stock on the last trading day of our 2017 fiscal year, $134.95 per share on December 29, 2017.

Name	Type of Payment	Involuntary Termination Without Cause		Voluntary Termination due to Material Diminution of Duties		Change in Control
Selim A. Bassoul(1)	Cash Severance	$13,500,000		$13,500,000		$—

	Accelerated Vesting of Restricted Stock	$—	(2)	$—	(2)	$5,988,541	(2)

	Total	$13,500,000		$13,500,000		$5,988,541

Timothy J. FitzGerald	Cash Severance	$9,225,000		$9,225,000		$—

	Accelerated Vesting of Restricted Stock	$—	(3)	$—	(3)	$2,862,155	(3)

	Total	$9,225,000		$9,225,000		$2,862,155

David Brewer	Cash Severance	$1,200,000		$1,200,000		$—

	Accelerated Vesting of Restricted Stock	$1,574,417	(4)	$—		$1,574,417	(4)

	Total	$2,774,417		$1,200,000		$1,574,417

Martin M. Lindsay	Cash Severance	$—		$—		$—

	Accelerated Vesting of Restricted Stock	$674,750	(5)	$—		$674,750	(5)

	Total	$674,750		$—		$674,750

(1)
Mr. Bassoul is currently early retirement-eligible. Upon a termination of Mr. Bassoul's employment, Mr. Bassoul would also become entitled to a monthly retirement benefit equal to approximately $52,083 assuming in each case that the termination occurred on December 30, 2017. Mr. Bassoul is fully vested in this pension benefit. The pension arrangements, including the benefits payable upon Mr. Bassoul's normal retirement, are described in more detail under the heading "Pension Benefits for Fiscal Year 2017" above.

(2)
Includes 44,376 shares of restricted performance stock that were granted on March 22, 2017. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (44,376, based on the assumption that such shares remained outstanding on the last day of the 2017 fiscal year) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period). In the event of a termination without cause by the Company or by Mr. Bassoul due to a material diminution in duties or change in title, such restricted performance stock would immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(3)
Includes 21,209 shares of restricted performance stock that were granted on March 29, 2017. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (21,209, based on the assumption that such shares remained outstanding on the last day of the 2017 fiscal year) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period). In the event of a termination without cause by the Company or by Mr. FitzGerald due to a material diminution in duties, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original one year period), pro-rated for the number of days worked through the date of termination.

(4)
Includes two-thirds acceleration of 17,500 shares of restricted performance stock granted on March 17, 2016. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (9,844) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period). In the event of a termination without cause by the Company, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period), pro-rated for the number of days worked through the date of termination. The entry in the above table under the heading "Involuntary Termination Without Cause" has assumed actual performance at target.

(5)
Includes two-thirds acceleration of 7,500 shares of restricted performance stock granted on March 17, 2016. In the event of a change of control, such restricted performance stock would immediately vest in the greater of (i) the number of shares that would vest at the target level of performance (1,875) or (ii) the number of shares that would vest on actual performance measured immediately prior to the change of control (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period). In the event of a termination without cause by the Company, such restricted performance stock will immediately vest in that number of shares that would vest based on actual performance measured as of the end of the month immediately prior to the month of such termination (and extrapolated to the end of the performance period taking into account the length of the shortened performance period in comparison to the original three year period), pro-rated for the number of days worked through the date of termination. The entry in the above table under the heading "Involuntary Termination Without Cause" has assumed actual performance at target.

Director Compensation for Fiscal Year 2017

The following table sets forth information concerning the annual and long-term compensation for services to the Company performed by members of the Board who were not employees of the Company during the 2017 fiscal year.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Sarah Palisi Chapin	70,000		138,230	(5)	—	—	—	208,230
Compensation Committee
Member
Robert B. Lamb	65,000		138,230	(5)	—	—	—	203,230
Audit Committee Member
Cathy McCarthy	80,000	(2)	138,230	(5)	—	—	—	218,230
Audit Committee Chairperson
John R. Miller III	80,000		138,230	(5)	—	—	—	218,230
Compensation Committee
Chairperson and Nominating
Committee Member
Gordon O'Brien	80,000		138,230	(5)	—	—	—	218,230
Lead Independent Director,
Compensation Committee
Member, Nominating
Committee Member and Audit Committee Member
Philip G. Putnam	37,500	(3)	138,230	(5)	—	—	—	175,730
Nominating Committee Chairperson and Audit Committee Member
Nassem Ziyad	40,750	(4)	—		—	—	—	40,750
Audit Committee Member

(1)
On March 20, 2017, each nonemployee member of the Board was awarded 1,000 shares of restricted stock pursuant to the LTIP. These shares vested on March 20, 2018. The amounts reported in this column reflect the aggregate grant date fair value of the shares of restricted stock granted in 2017 computed in accordance with FASB ASC Topic 718. The valuation assumptions used in determining these amounts are described in Note 3(p) and Note 3(s) to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 30, 2017.

(2)
Cash-based Board fees for Ms. McCarthy's services are paid directly to her employer.

(3)
Cash-based compensation for Mr. Putnam was paid through May 9, 2017.

(4)
Cash-based compensation for Mr. Ziyad began on May 9, 2017.

(5)
The number of stock options and stock awards outstanding as of December 30, 2017, for each non-employee member of the Board is as follows:

Director	Options	Restricted Stock(1)
Sarah Palisi Chapin	—	1,000
Robert B. Lamb	—	1,000
Cathy McCarthy	—	1,000
John R. Miller III	—	1,000
Gordon O'Brien	—	1,000
Nassem Ziyad	—	—

(1)
Includes 1,000 shares of restricted stock awarded to each acting nonemployee member of the Board on March 20, 2017, pursuant to the LTIP. These shares of restricted stock vested on March 20, 2018.

CEO Compensation Pay Ratio for Fiscal Year 2017

We monitor the relationship between the compensation of our executive officers and the compensation of our non-managerial employees. For 2017, Mr. Bassoul's total compensation of $1,059,570, was approximately 26 times the total compensation of a median employee of $40,566. We identified the median employee using base salary and bonus payments (i.e., cash-based compensation) for all individuals, excluding Mr. Bassoul, who were employed by us on December 31, 2017 (whether employed on a full-time, part-time, or seasonal basis), other as described below with respect to a de minimis number of employees employed outside of the U.S. After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for Mr. Bassoul's compensation in the Summary Compensation Table for Fiscal Year 2017.

Our CEO pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. Mr. Bassoul's 2017 total compensation was lower than expected because applicable incentive-based compensation performance goals fell below targets, resulting in forfeiture of Mr. Bassoul's 2017 performance award grants and nonpayment of his 2017 annual cash bonus. The Company's rigorous performance goals thus resulted in a lower than anticipated CEO pay ratio for 2017. Assuming applicable 2018 performance targets are met, the Company anticipates that greater stockholder return would correlate with a higher CEO pay ratio in 2018.

We are a global company with a total employee population of approximately 8,401 employees as of December 31, 2017. This total is comprised of approximately 4,571 employees located in the U.S. and approximately 3,830 employees located in 19 jurisdictions outside of the U.S. Our employee population studied for the pay ratio described above, after taking into consideration the adjustments permitted by the SEC rules (as described below) consisted of approximately 7,988 individuals. We excluded from this calculation 413 employees in the aggregate employed by us in the following non-U.S. jurisdictions: India (total of 241 employees), the Philippines (total of 149 employees), the United Arab Emirates (total of 13 employees), Russia (total of 6 employees) and Canada (total of 4 employees). The de minimis number of excluded non-U.S. employees, in the aggregate, represents less than 5% of our total employee population.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The information contained in this Proxy Statement relating to the occupations and security holdings of directors and officers of the Company and such individuals' transactions with the Company is based upon information received from each individual as of March 16, 2018.

The following table sets forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of March 16, 2018, by each person known by the Company to be the beneficial owner of more than five percent of Common Stock, each director and each nominee for director of the Company, each Named Executive Officer of the Company and all current directors and executive officers of the Company as a group. Unless otherwise indicated below, the address for each person listed below is c/o The Middleby Corporation, 1400 Toastmaster Drive, Elgin, Illinois 60120.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Directors, Director Nominees, and Executive Officers:
Selim A. Bassoul	660,350	(1)	1.2%
Timothy J. FitzGerald	246,573	(2)	*
David Brewer	56,662	(3)	*
Martin M. Lindsay	69,226	(4)	*
Sarah Palisi Chapin	3,400		*
Robert B. Lamb	13,879		*
Cathy McCarthy	3,935		*
John R. Miller III	16,000		*
Gordon O'Brien	34,150		*
Nassem Ziyad	3,000		*
All directors, nominees and executive officers of the Company (10 individuals)	1,107,175		1.9%
Other 5% Holders:
The Vanguard Group	4,531,567	(5)	8.1%
100 Vanguard Boulevard
Malvern, PA 19355
Fiera Capital Corporation	3,038,541	(6)	5.4%
1501 McGill College, Suite 800
Montreal, Quebec H3A 3M8
Wellington Management Company LLP	2,925,701	(7)	5.2%
280 Congress Street
Boston, MA 02210
T. Rowe Price Associates, Inc.	2,929,366	(8)	5.2%
100 E. Pratt Street
Baltimore, MD 21202

*
Indicates beneficial ownership of less than 1%.

(1)
Mr. Bassoul is the Chairman of the Board, Chief Executive Officer and President of the Company. His holdings include 64,590 shares held in trust for Mr. Bassoul's children, and 47,208 shares held by a Bassoul Family Trust.

(2)
Mr. FitzGerald is Vice President and Chief Financial Officer of the Company. His holdings include 25,200 shares held by Mr. FitzGerald's spouse and children.

(3)
Mr. Brewer is Chief Operating Officer of the Company. His holdings include 17,500 shares of performance-based restricted stock granted on March 17, 2016.

(4)
Mr. Lindsay is the Corporate Treasurer of the Company. His holdings include 7,500 shares of performance-based restricted stock granted on March 17, 2016.

(5)
Based on a Schedule 13G filed with the SEC on February 9, 2018, by The Vanguard Group, The Vanguard Group (a) has sole voting power with respect to 42,927 shares, (b) has shared voting power with respect to 12,736 shares, (c) has sole dispositive power with respect to 4,477,460 shares and (d) has shared dispositive power with respect to 54,107 shares.

(6)
Based on a Schedule 13G filed with the SEC on February 9, 2018, by Fiera Capital Corporation, Fiera Capital Corporation (a) has sole voting power with respect to 3,038,541 shares and (b) has sole dispositive power with respect to 3,038,541 shares.

(7)
Based on a Schedule 13G/A filed with the SEC on February 8, 2018, by Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (collectively, "Wellington"), Wellington (a) has shared voting power with respect to 2,082,258 shares and (b) has shared dispositive power with respect to 2,925,701 shares.

(8)
Based on a Schedule 13G filed with the SEC on February 14, 2018, by T. Rowe Price Associates Inc., T. Rowe Price Associates Inc. (a) has sole voting power with respect to 811,696 shares and (b) has sole dispositive power with respect to 2,929,366 shares.

Equity Compensation Plan Information

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of December 30, 2017.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column) (c)
Equity compensation plans approved by security holders	—	$—	1,796,719	(1)
Total			1,796,719

(1)
Represents shares issuable as of December 30, 2017, under the LTIP, the only equity compensation plan under which equity compensation awards may be issued in the future.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the Company's directors and executive officers and any person that beneficially owns more than ten percent of the Company's Common Stock are required to report their beneficial ownership and any changes in that ownership to the SEC and the NASDAQ. These reports are required to be submitted by specified deadlines, and the Company is required to report in this proxy statement any failure by directors, officers and beneficial owners of more than ten percent of its Common Stock to file such reports on a timely basis during the Company's most recent fiscal year or, in the case of such a failure that has not previously been so disclosed, prior fiscal years.

Based solely on a review of the copies of reports furnished to the Company during and with respect to the year ended December 30, 2017, and written representations from certain of the Company's directors and executive officers, the Company does not know of any failure by its executive officers, directors and beneficial owners of more than ten percent of its Common Stock to file on a timely basis any reports required by Section 16(a) for the year ended December 30, 2017, and, to the extent applicable for purposes of this disclosure, prior fiscal years, except as disclosed herein.

Form 4 reports were not timely filed on behalf of Mr. Bassoul for a restricted stock vesting that occurred on March 13, 2017, Mr. Lindsay for a transaction that occurred on May 26, 2017, Mr. O'Brien for a transaction that occurred on September 11, 2017, and Mr. Ziyad for transactions that occurred on May 15, 2017 and November 16, 2017, and Messrs. Lamb, Miller and O'Brien, and Mses. Chapin and McCarthy for restricted stock grants that occurred on March 20, 2017. Form 4 reports were subsequently made to report each such transaction or event.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee conducts its oversight activities for the Company in accordance with duties and responsibilities outlined in the Audit Committee charter, approved by the Board on March 4, 2003, and modified on February 25, 2004, a copy of which is available under the "Investor Relations" section of the Company's website, located at www.middleby.com.

For the fiscal year ending December 30, 2017, the Audit Committee has reviewed and discussed the audited financial statements and internal controls over financial reporting with management and the Company's independent registered public accounting firm, Ernst and Young, LLP.

The Audit Committee has discussed with the Company's independent registered public accounting firm the matters that are required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as modified or supplemented, by the Public Company Accounting Oversight Board ("PCAOB"). The Audit Committee has also received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding Ernst and Young's, LLP communication with the Audit Committee concerning independence, and held discussions with Ernst and Young, LLP regarding independence.

Based on the review and discussions outlined above, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 30, 2017.

The Middleby Corporation Audit Committee Cathy McCarthy, Chairperson Robert Lamb, Gordon O'Brien, and Nassem Ziyad

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 30, 2017, the Compensation Committee consisted of Messrs. O'Brien and Miller and Ms. Chapin, all of whom were "independent directors" of the Company and were not officers of the Company. Selim A. Bassoul, Chairman of the Board, President and CEO of the Company, participated with the Board in reviewing and approving certain components of compensation of other executive officers and senior managers. Recommendations concerning the compensation of Mr. Bassoul were made by the Compensation Committee to the Board. During 2017, no member of the Compensation Committee was, or formerly was, an officer or employee of the Company, or had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K, promulgated under the Securities and Exchange Act of 1934, as amended.

The Middleby Corporation Code of Ethics

The Company has adopted a code of ethics that applies to all directors, executive officers, officers and employees of the Company. The Company has made the Code of Ethics available on its website at www.middleby.com.

Audit Firm Fee Summary

	2017	2016(1)
Audit Fees—Fees for the annual financial statement and internal control audits, reviews of the Company's quarterly reports on Form 10-Q, and services normally provided by the independent auditor in connection with statutory and regulatory filings	$3,406,200	$3,405,322
Audit Related Fees—Fees for the assurance and related services that are associated with the performance of the audit or interim financial statement review and are not reported under audit fees	$1,995	$1,995
Tax Fees—Fees for tax compliance	$—	$—
—Fees for assistance with tax audits and tax planning	$26,000	$29,700
All Other Fees	$—	$—

(1)
2016 Audit Fees have been revised to include fees billed and paid for the 2016 audit after the preparation of the 2017 Proxy Statement.

All of the services described in Audit Fees, Audit Related Fees, Tax Fees and All Other Fees were pre-approved by the Audit Committee.

The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining the independence of the Company's public accountants.

The Audit Committee Charter provides that the Audit Committee shall pre-approve all audit and permitted non-audit services to be performed by the independent auditor (subject to the de minimis exceptions under applicable law, rules and regulations). However, the Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant such pre-approvals, and the decisions of any member to whom such authority is delegated shall be presented to the full Audit Committee at its next regularly scheduled meeting. In determining whether to pre-approve permitted non-audit services, the Audit Committee (or the members with authority to pre-approve) shall consider whether the auditor's performance of such services is compatible with independence.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT
PUBLIC ACCOUNTANTS

Ernst & Young LLP served as independent public accountants for the Company for the fiscal year ended December 30, 2017. The Audit Committee has selected Ernst & Young LLP to continue to provide audit services for the current fiscal year ending December 29, 2018. Accordingly, the Board recommends that stockholders ratify the selection of Ernst & Young LLP to audit the Company for the current fiscal year. Representatives of Ernst & Young LLP are expected to attend the annual meeting, to make a statement if they desire to do so and to be available to respond to appropriate questions.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary to approve the proposal to ratify the selection of Ernst & Young LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.

PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the SEC enacted requirements for the Company to include in this proxy statement a separate resolution, subject to a non-binding, advisory vote, to approve the compensation of its Named Executive Officers. This proposal is commonly referred to as a "Say on Pay" proposal. As required by these rules, the Company is asking stockholders to vote FOR the adoption of the following resolution:

"Resolved, the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K of the Securities Exchange Act of 1934, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED."

As an advisory (non-binding) vote, this proposal is not binding on the Company. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

As outlined in the Compensation Discussion and Analysis ("CD&A") section that begins at page 11, the Company's compensation program is designed to maximize strategic Company goals based on the following objectives:

  •
  attract and retain executive talent;

  •
  link executive compensation with operating performance;

  •
  link executive long-term compensation with stockholder interests;

  •
  facilitate a high-growth company strategy; and

  •
  award performance-based compensation that generally complies with Section 162(m) of the Code (with respect to pre-Tax Cuts and Jobs Act of 2017 remuneration and remuneration that qualifies for the transition rule under the Tax Cuts and Jobs Act of 2017). See above under the heading "Accounting and Tax Implications of Executive Compensation" for more information.

The Compensation Committee and the Board believe that the policies and procedures articulated in the CD&A are effective in achieving its goals and that the compensation of its Named Executive Officers reported in this proxy statement has contributed to the Company's long-term success. The Company encourages stockholders to review the executive compensation disclosure in the CD&A and executive compensation tables for complete details of how its executive compensation policies and procedures operate and are designed to achieve the Company's compensation objectives.

Vote Required for Approval; Board Recommendation

The vote of a majority of votes cast at the Meeting, at which a quorum is present, is necessary for advisory approval of this proposal. Although this vote is advisory in nature and does not impose any action on the Company or the Compensation Committee, the Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE COMPANY'S EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4—STOCKHOLDER PROPOSAL REGARDING
ESG REPORTING

We have been advised that Trillium Asset Management, on behalf of Trillium Small/Mid Cap Fund and Plymouth Congregational Church of Seattle, 721 NW Ninth Avenue, Suite 250, Portland, Oregon 97209, which has represented that each of the proponents is the beneficial owner of more than $2,000 in market value of the Company's common stock, proposes to present the following resolution for adoption at the Meeting. The proponents' resolution and supporting statement are quoted verbatim below. The Company is not responsible for the accuracy or content of this stockholder proposal or the supporting statement.

RESOLVED

Shareholders request The Middleby Corporation (Middleby) issue a report describing the company's environmental, social, and governance (ESG) policies, quantitative performance metrics, and improvement targets, including a discussion of greenhouse gas (GHG) emissions management strategies and metrics. This report should be updated annually, be prepared at reasonable cost, and omit proprietary information.

SUPPORTING STATEMENT

Middleby should consider the resources and recommendations made by the widely accepted Global Reporting Initiative, CDP, Sustainability Accounting Standards Board, and the Financial Stability Board's Taskforce on Climate related Financial Disclosures when identifying ESG topics to be included in this report. Proponents believe significant ESG issue areas for Middleby include operational environmental impacts (including air emissions, energy use, and water use); product safety and quality; employee health and safety; chemicals and hazardous materials waste management; and manufacturing and supply chain management.

WHEREAS

Tracking and reporting on ESG practices strengthens a company's ability to compete and adapt in today's global business environment, which is characterized by heightened public expectations for corporate accountability. Transparent, substantive reporting allows companies to better integrate and capture value from existing sustainability efforts, identify gaps and opportunities in policies and practices, strengthen risk management programs, stimulate innovation, enhance company-wide communications, and recruit and retain employees.

Middleby last published a sustainability report in 2010. In the absence of an up to date discussion of ESG policies and practices, performance metrics, and goals to reduce environmental impacts, investors are unable to evaluate whether Middleby is adequately prepared to adapt and respond to key ESG risks and opportunities.

In contrast, Assa Abloy, Barnes Group, Donaldson Company, Masco Corporation, Flowserve Corporation, Lennox International, and Lincoln Electric are examples of the numerous small industrial companies publishing sustainability metrics alongside qualitative supporting details.

Corporate Sustainability Reporting is widespread:

  •
  In 2015, KPMG found that of 4,500 global companies, 73% had ESG reports.

  •
  The Governance & Accountability Institute reports 82% of the S&P 500 published corporate sustainability reports in 2016.

  •
  CDP, representing 827 institutional investors globally with approximately $100 trillion in assets, calls for company disclosure on GHG emissions and climate change management programs. Seventy percent of the S&P 500 reported to CDP in 2015.

The link between strong sustainability management and value creation is increasingly evident. The University of Oxford and Arabesque Partners recently reviewed 200 studies on sustainability and corporate performance and concluded 90 percent of studies show "sound sustainability standards lower the cost of capital of companies" and 80 percent show "stock price performance of companies is positively influenced by good sustainability practices."

Furthermore, a study by the Society for Human Resource Management found employee morale was 55% better, loyalty 38% better, and workforce productivity 21% better in firms with strong sustainability programs.

Last year, this proposal received a vote of 44.6%, a significant level of support that management should not ignore.

BOARD'S STATEMENT AGAINST THE PROPOSAL

This is the second consecutive year that the Company has received a proposal of this nature from these proponents. The proponents' proposal was not approved by the Company's stockholders at the 2017 annual meeting, and again the Board of Directors recommends that stockholders vote against this proposal. The Board believes that this proposal is not in the best interest of stockholders and opposes it for the following reasons.

The Company recognizes the importance of environmental, social and governance (ESG) considerations and it devotes significant resources to environmental sustainability. The Company also is committed to focusing on the energy efficiency of its products and aims to reduce their impact on the environment. In fact, as discussed further below, the Company has expressly pledged to improve its existing products and direct its research and development efforts toward the reduction of energy consumption. However, the Company believes the issuance of a report regarding its ESG practices, as requested by the proposal, would be an inefficient use of Company resources.

As a leading designer, manufacturer and seller of equipment used for cooking and food preparation, the Company is committed to conducting its business with environmental considerations at the forefront of product design and development and is thus already in compliance with the proposal's main purpose. The Company has outlined this express commitment to energy efficiency in its Annual Report on its Form 10-K. In this report, the Company acknowledges that its future success depends on its ability to develop new products and that it endeavors to improve existing products. Moreover, the Company pledges to devote much of the Company's research and development efforts toward the improvement of product design in order to reduce energy consumption.

The Company has provided its stockholders with extensive information regarding its environmental, social and governance policies and procedures in the form of a Sustainability Report, which is available on the Company's website at www.middleby.com. In this report, the Company describes its environmental policies as well as its commitment to reduce its emissions and to use alternative or renewable sources of energy when possible for its energy needs. The Company also outlines its new products on the market and in development that specifically focus on energy savings. In addition, the

Company endeavors to improve its environmental performance through coordinated efforts with its freight companies, which are aimed at enhancing the efficiency of its operations, reducing waste and driving down fuel consumption and emissions. Finally, the Company emphasizes the importance of social responsibility in its business practices and highlights its desire to reach the highest standards in serving its communities, supporting its customers and employees and caring for the environment.

The Company believes separately reporting on its environmental practices would not provide meaningful benefits to the Company's management, nor would it provide sufficiently useful information to its stockholders to justify the time and resources required to produce such a report. The proposal by Trillium Asset Management does not convey the demand on the Company's resources or the significant time and expense that would be involved in preparing the report, such as the engagement of consultants with specialized expertise. The proposal would also require the Company to expand the variety of information it currently gathers, analyzes and discloses. The Company prefers, in the exercise of its business judgment, to prudently allocate its resources to the continued development of its energy efficient products, to enhance its business operations and to continue to support ESG initiatives the Company deems will have the greatest impact.

In conclusion, the Company believes that its existing corporate practices, including its commitment to the environmental policies and improvement targets listed above, along with the extensive disclosures the Company has provided to its stockholders, adequately address the issues raised by the proposal. Therefore, preparing an ESG report is an unnecessary and inefficient use of the Company's resources. The Board urges stockholders to vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "AGAINST" THE PROPOSAL REGARDING ESG REPORTING.

MISCELLANEOUS

The Company's 2017 Annual Report to Stockholders, as well as the Company's quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to such reports are available, free of charge, on the Company's website, www.middleby.com. These reports are available as soon as reasonably practicable after they are electronically filed with or furnished to the SEC.

Cost of Solicitation

This solicitation of proxies is made by the Company, and all expenses incurred in the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited on behalf of the Company by directors, officers and employees of the Company or by telephone, telecopy or electronically via the Internet. The Company will reimburse brokers and others holding Common Stock as nominees for their expenses in sending proxy material to the beneficial owners of such Common Stock and obtaining their proxies.

Requirements and Procedures for Submission of Stockholder Nominations of Director Candidates and Proposals of Security Holders

Stockholder Nominations of Director Candidates.    In order to have a director nominee considered by the Board for inclusion on the slate of nominees, a stockholder must submit the recommendation in writing to the Secretary of the Company and must include the following information: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of Common Stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of Common Stock which are owned beneficially or of record by such stockholder, a (iii) description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

To be timely, a stockholder's notice to the Secretary of the Company must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Stockholder Proposals.    Proposals of stockholders intended to be presented at the 2019 Annual Meeting of Stockholders under SEC Rule 14a-8 must be received by the Secretary of the Company at the Company's principal executive offices for inclusion in the Company's Proxy Statement and form of proxy relating to the 2019 Annual Meeting of Stockholders no later than November 29, 2018.

For a stockholder proposal outside the processes of Rule 14a-8 to be considered timely, the stockholder proposal must be received by the Company's Secretary no earlier than January 8, 2019, or later than February 7, 2019, provided that, in the event that the 2019 Annual Meeting of Stockholders is called for a date that is earlier than April 8, 2019, or later than June 7, 2019, the stockholder proposal, to be timely, must be received not later than the close of business on the tenth (10th) day following the day on which the Company's notice of the date of the 2019 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever first occurs, and must otherwise comply with the requirements set forth in the Company's Bylaws.

By Order of the Board of Directors
MARTIN M. LINDSAY Treasurer

Dated: March 29, 2018

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 08, 2018 THE MIDDLEBY CORPORATION Date: May 08, 2018 Time: 10:30 AM CDT 1400 Toastmaster Drive You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. 1234567 1234567 Envelope # # of # Sequence # 1 OF 2 12 15 0000365619_1 R1.0.1.17 Broadridge Internal Use Only Job # Sequence # See the reverse side of this notice to obtain proxy materials and voting instructions. THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 1234567 1234567 1234567 234567 Meeting Information Meeting Type: Annual Meeting For holders as of: March 16, 2018 Location: Middleby Corporation Elgin, IL 60120 B A R C O D E

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: Have the information that is printed in the box marked by the arrow (located on the by the arrow (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods marked by the arrow available and follow the instructions. Only 0000365619_2 R1.0.1.17 Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Internal Use 1. Notice & Proxy Statement2. 10-K/Annual Report How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 24, 2018 to facilitate timely delivery.

The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Selim A. Bassoul 06 Gordon O'Brien 02 Sarah Palisi Chapin 07 Nassem Ziyad 03 Robert B. Lamb 04 Cathy L. McCarthy 05 John R. Miller III The Board of Directors recommends you vote FOR proposals 2. and 3.. 2. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 29, 2018; 3. Approval, by an advisory vote, of the 2017 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); The Board of Directors recommends you vote AGAINST the following proposal: 4Stockholder proposal regarding ESG reporting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. xxxxxxxxxx Cusip Envelope # # of # Sequence # 0000365619_3 R1.0.1.17 Broadridge Internal Use Only xxxxxxxxxx Job # Sequence # B A R C O D E 23456789012 2 2 2 2 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 12345678901 Voting items

THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 Envelope # # of # Sequence # 0000365619_4 R1.0.1.17 Broadridge Internal Use Only THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE Job # Sequence # NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E123,456,789,012.12345 THE COMPANY NAME INC. - 401 K123,456,789,012.12345 Reserved for Broadridge Internal Control Information

Reserved for Broadridge Internal Control Information

0000365619_4 R1.0.1.17

THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE

Broadridge Internal Use Only

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If you would like to reduce the costs incurred by our company in mailing proxy materials, Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 voting instruction form. 1234567 1234567 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote FOR the following: nominee(s) on the line below. 0 0 0 1. Election of Directors Nominees 01 Selim A. Bassoul 06 Gordon O'Brien 02 Sarah Palisi Chapin 07 Nassem Ziyad 03 Robert B. Lamb 04 Cathy L. McCarthy 05 John R. Miller III The Board of Directors recommends you vote FOR proposals 2. and 3.. 2. Ratification of the selection of Ernst & Young LLP as the Company's independent public accountants for the current fiscal year ending December 29, 2018; 3. Approval, by an advisory vote, of the 2017 compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission ("SEC"); For 0 0 For 0 Against 0 0 Against 0 Abstain 0 0 Abstain 0 The Board of Directors recommends you vote AGAINST the following proposal: 4Stockholder proposal regarding ESG reporting. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 02 0000000000 1 OF 1 1 2 0000365620_1 R1.0.1.17 SHARES CUSIP # JOB #SEQUENCE # VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/07/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 P.M. ET on 05/07/2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic John Sample 234567 VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPA N Y NAME INC. - 401 K CONTROL # SHARES123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 x PAGE1 OF 2 THE MIDDLEBY CORPORATION 1400 TOASTMASTER DRIVE ELGIN, IL 60120 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 8 8 8 1 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 234567 234567 234567 234567

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Notice & Proxy Statement are available at www.proxyvote.com THE MIDDLEBY CORPORATION This proxy is solicited on behalf of the Board of Directors Annual Meeting of the Stockholders May 8, 2018 10:30 a.m. CDT The stockholder(s) hereby appoint(s) Timothy J. FitzGerald and Martin M. Lindsay, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE MIDDLEBY CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholder(s) to be held at 10:30 a.m., CDT on May 8, 2018, at The Middleby Corporation, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of all nominees for director, FOR the ratification of selection of Ernst & Young LLP as the Company's public accountants for the current fiscal year ending December 29, 2018, FOR the approval, by an advisory vote, of the 2017 compensation of the Company's named executive officers, AGAINST the stockholder proposal regarding ESG reporting, and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment thereof. Continued and to be signed on reverse side 0000365620_2 R1.0.1.17

QuickLinks

PROPOSAL NO. 1—ELECTION OF DIRECTORS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Summary
2017 Target Compensation
Discussion and Analysis
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE FOR FISCAL YEAR 2017
Grants of Plan-Based Awards in Fiscal Year 2017
Outstanding Equity Awards at 2017 Fiscal Year End
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Equity Compensation Plan Information
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL NO. 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION
PROPOSAL NO. 4—STOCKHOLDER PROPOSAL REGARDING ESG REPORTING
MISCELLANEOUS